This preliminary prospectus supplement and the accompanying prospectus relate to an effective registration statement under the Securities Act of 1933, but the information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-274951

Subject to Completion, dated March 29, 2024

Preliminary Prospectus Supplement

(to Prospectus dated November 27, 2023)

Shares of Common Stock

We are offering shares of our common stock, par value $0.01 per share (“Common Stock”), at a public offering price of $ per share, to certain investors pursuant to this prospectus supplement and the accompanying prospectus.

Our Common Stock is traded on The Nasdaq Capital Market tier of The Nasdaq Stock Market, LLC under the symbol “SINT.” The last reported sale price of our Common Stock on The Nasdaq Capital Market on March 28, 2024 was $0.0495 per share.

As of March 29, 2024, the aggregate market value of our Common Stock held by our non-affiliates was $13,914,019, based upon 51,079,365 shares of our outstanding Common Stock held by non-affiliates at the per share price of $0.2724, the closing sale price of our Common Stock on The Nasdaq Capital Market on January 29, 2024. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public offering with a value exceeding more than one-third of our “public float” (i.e., the aggregate market value of our Common Stock held by our non-affiliates) in any 12 calendar-month period so long as our public float remains below $75.0 million. During the 12 calendar months prior to and including the date of this prospectus supplement (but excluding this offering), we have sold $2,365,319 of securities in reliance on General Instruction I.B.6 of Form S-3. As a result, we are eligible to offer and sell up to an aggregate of $2,272,687 of our securities pursuant to General Instruction I.B.6. of Form S-3.

We have engaged Maxim Group LLC (the “placement agent” or “Maxim”) to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered in this offering. The placement agent is not purchasing or selling any of the securities we are offering, and the placement agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. There is no required minimum number of securities that must be sold as a condition to completion of this offering, and there are no arrangements to place the funds in an escrow, trust, or similar account. See “Plan of Distribution” beginning on page S-19 of this prospectus supplement for more information regarding these arrangements.

Investing in our securities involves a high degree of risk. See the information contained under “Risk Factors” on page S-9 of this prospectus supplement and in the related sections in the accompanying prospectus and in the documents incorporated herein by reference.

	Per Share	Total
Public Offering Price	$	$
Placement Agent Fees(1)	$	$
Proceeds, Before Expenses, to Us	$	$

(1)	Includes a cash fee of 8.0% of the gross proceeds of this offering. In addition, we have agreed to reimburse certain expenses of the placement agent in connection with this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares of Common Stock offered hereby is expected to be made on or about April   , 2024, subject to satisfaction of customary closing conditions.

Maxim Group LLC

The date of this prospectus supplement is      , 2024

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-274951) that we originally filed with the U.S. Securities and Exchange Commission (the “SEC”), on October 12, 2023 and which became effective on November 27, 2023.

This document is in two parts. The first part is this prospectus supplement which describes the specific terms of an offering of shares of our Common Stock, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus or any document incorporated by reference that we filed with the SEC before the date of this prospectus supplement, you should rely on the information in this prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty, or covenant to you. Moreover, such representations, warranties, or covenants were accurate only as of the date when made. Accordingly, such representation, warranties, and covenants should not be relied upon as accurately representing the current state of our affairs.

We have not and the placement agent has not authorized anyone to provide you with any information or to make any representations other than those included or incorporated by reference in this prospectus supplement and the accompanying prospectus and any relevant free writing prospectus. If you receive any information not authorized by us, we and the placement agent take no responsibility for, and can provide no assurance as to the reliability of, such information. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or any relevant free writing prospectus is accurate as of any date other than its respective date.

We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context otherwise requires, references in this prospectus to “SINTX,” “the Company,” “we,” “us” and “our” refer to SINTX Technologies, Inc. and our subsidiaries.

We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. This prospectus and the documents incorporated by reference herein also contain estimates, projections and other information concerning our industry, our business, and the markets for certain diseases, including data regarding the estimated size of those markets, and the incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. Before investing in our Common Stock, you should read the entire prospectus supplement and accompanying prospectus carefully, including the sections entitled “Risk Factors,” and the information in our filings with the SEC incorporated by reference in this prospectus supplement and the accompanying prospectus.

Company Overview

We are an advanced ceramics company formed in December 1996, focused on providing solutions in a variety of biomedical, technical, and antipathogenic applications. We have grown from focusing primarily on the research, development and commercialization of medical devices manufactured with silicon nitride to becoming an advanced ceramics company engaged in diverse fields, including biomedical, technical and antipathogenic applications. This diversification enables us to focus on our core competencies which are the manufacturing, research, and development of products comprised from advanced ceramic materials for external partners. We seek to connect with new customers, partners and manufacturers to help them realize the goal of leveraging our expertise in advanced ceramics to create new, innovative products across these sectors.

SINTX Core Business

Biomedical Applications: Since its inception, SINTX has been focused on medical grade silicon nitride. SINTX biomedical products have been shown to be biocompatible, bioactive, antipathogenic, and to have superb bone affinity. Spinal implants made from SINTX silicon nitride have been successfully implanted in humans since 2008 in the US, Europe, Brazil, and Taiwan. This established use, along with its inherent resistance to bacterial adhesion and bone affinity suggests that it may also be suitable in other fusion device applications such as arthroplasty implants, foot wedges, and dental implants. Bacterial infection of any biomaterial implants is always a concern. SINTX silicon nitride has been shown to be resistant to bacterial colonization and biofilm formation, making it antibacterial. SINTX silicon nitride products can be polished to a smooth and wear-resistant surface for articulating applications, such as bearings for hip and knee replacements.

We believe that silicon nitride has a superb combination of properties that make it suited for long-term human implantation. Other biomaterials are based on bone grafts, metal alloys, and polymers- all of which have well-known practical limitations and disadvantages. In contrast, silicon nitride has a legacy of success in the most demanding and extreme industrial environments. As a human implant material, silicon nitride offers bone ingrowth, resistance to bacterial and viral infection, ease of diagnostic imaging, resistance to corrosion, and superior strength and fracture resistance, all of which claims are validated in our large and growing inventory of peer-reviewed, published literature reports. We believe that our versatile silicon nitride manufacturing expertise positions us favorably to introduce new and innovative devices in the medical and non-medical fields.

In June 2022, we acquired Technology Assessment and Transfer, Inc. (TA&T), a nearly 40-year-old business with a mission to transition advanced materials and process technologies from a laboratory environment to commercial products and services. TA&T has supplied ceramics for use in several biomedical applications. These products were made via 3D printing and include components for surgical instruments as well as conceptual and prototype dental implants.

Technical Applications: It is our belief that our silicon nitride has the best combination of mechanical, thermal, and electrical properties of any technical ceramic material. It is a high-performance technical ceramic with high strength, toughness, and hardness, and is extremely resistant to thermal shock and impact. It is also an electrically insulating ceramic material. Typically, it is used in applications where high load-bearing capacity, thermal stability, and wear resistance are required. We have obtained AS9100D certification and ITAR registration to facilitate entry into the aerospace and protective armor markets.

We entered the ceramic armor market through the purchase of assets from B4C, LLC and a technology partnership with Precision Ceramics USA. We will develop and manufacture high-performance ceramics for personnel, aircraft, and vehicle armor including a 100% Boron Carbide material for ultimate lightweight performance in ballistic applications, and a composite material made of Boron Carbide and Silicon Carbide for exceptional multi-hit performance against ballistic threats. We have signed a 10-year lease at a building near our headquarters in Salt Lake City, Utah to house development and manufacturing activities for SINTX Armor.

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TA&T’s primary area of expertise is material processing and fabrication know-how for a broad spectrum of monolithic ceramic, ceramic composite, and coating materials. Primary technologies include Additive Manufacturing (3D Printing) of ceramics and metals, low-cost fabrication of fiber reinforced ceramic matrix composites (CMCs) and refractory chemical vapor deposited (CVD) coatings, transparent ceramics for ballistic armor and optical applications, and magnetron sputtered (PVD) coatings for lubrication, wear resistance and environmental barrier coatings for CMCs. TA&T also provides a host of services that include 3D printing, PVD-CVD coatings, material processing-CMCs, CIP, PS, HP, HIP, and material characterization for powders and finished parts-TGA/DSC, PSD. SA, Dilatometry, UV-VIS and FTIR transmission, haze and clarity.

Antipathogenic Applications: Today, there is a global need to improve protection against pathogens in everyday life. SINTX believes that by incorporating its unique composition of silicon nitride antipathogenic powder into products such as face masks, filters, and wound care devices, it is possible to manufacture surfaces that inactivate pathogens, thereby limiting the spread of infection and disease. The discovery in 2020 that SINTX silicon nitride inactivates SARS-CoV-2, the virus which causes the disease COVID-19, has opened new markets and applications for our material.

We presently manufacture advanced ceramic powders and components in our manufacturing facilities based in Salt Lake City, Utah.

Our Strategy

Our goal is to become a leading advanced ceramics company. Key elements of our strategy to achieve this goal are the following:

●	Develop additional commercial opportunities outside of the medical device market. We have pursued the development of non-medical uses for our silicon nitride since selling the retail spine business in 2018. In 2019, we became ITAR-registered and obtained AS9100D certification of our quality management system. We have hired experienced business development employees to identify new markets and applications for our materials and develop commercial relationships. We made the first shipments of non-medical products in our history in 2020, and several of these have transitioned from prototype to regular production orders. The launch of SINTX Armor will generate revenue from new products. The acquisition of TA&T brings revenue from multiple markets that we have previously not participated in

●	Develop new silicon nitride manufacturing technologies. Our current manufacturing process has allowed us to successfully produce spinal implants for over 10 years. We have made advancements in our processes – including the purchase of new manufacturing equipment – which we have leveraged to develop new porous and textured implants. In 2021, SINTX purchased new equipment for its research and development team to develop new composite products of silicon nitride with rigid polymers and fabrics. We have received three NIH grants to develop 3D printed silicon nitride / polymer implantable medical devices.

●	Apply our silicon nitride technology platform to new medical opportunities. We believe our biomaterial expertise, flexible manufacturing process, and strong intellectual property will allow us to transition currently available medical device products made of inferior biomaterials and manufacture them using silicon nitride and our technology platform to improve their characteristics. We are seeking partnerships to utilize our capabilities and manufacture products for medical OEM and private label partnerships. We see specific opportunities in markets such as foot and ankle, dental, maxillofacial, and arthroplasty.

●	Develop new products with anti-pathogenic properties, including inactivation of the SARS-CoV-2 virus, utilizing our silicon nitride technology. We have conducted multiple tests over the last nine years which have identified and verified the antipathogenic properties of our silicon nitride powders, fully dense components, and silicon nitride-containing composites. Our research has explored the fundamental mechanisms responsible for these antipathogenic properties with the objective of developing commercial products and revenue from them. We have several partnerships exploring opportunities in face masks, filters, wound care, and coatings.

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Intellectual Property

We rely on a combination of patents, trademarks, trade secrets, nondisclosure agreements, proprietary information ownership agreements and other intellectual property measures to protect our intellectual property rights. We believe that to have a competitive advantage, we must continue to develop and maintain the proprietary aspects of our technologies.

We have fifteen issued U.S. patents, twelve issued foreign patents, fifteen pending U.S. non-provisional patent applications, eighty-one pending foreign applications and one pending PCT patent application. Our first issued patent expired in 2016, with the last of these patents expiring in 2039.

We have three U.S. patents directed to articulating implants using our high-strength, high toughness doped silicon nitride solid ceramic. These issued patents, which include US 7,666,229; US 9,051,639; and US 9,517,136 will expire in November 2023, September 2032, and March 2034, respectively.

We also have one U.S. patent related to our CSC technology that are directed to implants that have both a dense load-bearing, or cortical, component and a porous, or cancellous, component, together with a surface coating. The issued patent US 9,649,197 will expire in July 2035.

In addition, U.S. Patent No. 10,806,831 directed to antibacterial implants and U.S. Patent No. 11,191,787 directed to antipathogenic devices were recently issued which will expire in 2037 and 2039, respectively.

With respect to PCT patent application serial no. PCT/US2018/014781 directed to antibacterial biomedical implants, we entered the national stage in Europe, Australia, Brazil, Canada, China, Japan, Hong Kong, and South Korea as well as one divisional patent application filed in Europe and two divisional applications filed in Japan to seek potential patent protection for our proprietary technologies in those countries.

With respect to PCT patent application serial no. PCT/US2019/026789 directed to methods for improving the wear performance of ceramic-polyethylene or ceramic-ceramic articulation couples utilized in orthopaedic joint prostheses, we entered the national stage in Australia, Brazil, Canada, Europe, Japan, Korea, and Mexico to seek patent protection for our proprietary technologies in those countries.

With respect to PCT application serial no. PCT/US2019/048072 directed to antipathogenic devices and methods, we entered the national stage in Europe, Japan, Mexico, Australia, Brazil, Canada, South Korea, China, and India to seek patent protection for our proprietary technologies in those countries.

With respect to PCT application serial no. PCT/US2020/037170 directed to methods of surface functionalization of zirconia-toughened alumina with silicon nitride, we entered the national stage in Europe, Australia, Brazil, Canada, China, India, Japan, and Mexico to seek patent protection for our proprietary technologies in those countries.

With respect to PCT application serial no. PCT/US2021/014725 directed to antifungal composites and methods thereof, we entered the national stage in Europe, Brazil, Japan, Australia, Canada, China, India, Mexico, and South Korea to seek patent protection for our proprietary technologies in those countries.

With respect to PCT application serial no. PCT/US2021/027258 directed to antipathogenic face mask, we entered the national stage in Australia, Brazil, Canada, China, Europe, India, Japan, South Korea, and Mexico to seek patent protection for our proprietary technologies in those countries.

With respect to PCT application serial no. PCT/US2021/027263 directed to systems and methods for rapid inactivation of SARS-CoV2 by silicon nitride, copper, and aluminum nitride, we entered the national stage in Australia, Brazil, Canada, China, Europe, India, Japan, South Korea, and Mexico to seek patent protection for our proprietary technologies in those countries.

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With respect to PCT application serial no. PCT/US2021/038364 directed to antipathogenic devices and methods thereof for antifungal applications, we entered the national stage in Australia, Brazil, Canada, China, Europe, India, Japan, South Korea, and Mexico to seek patent protection for our proprietary technologies in those countries.

With respect to PCT application serial no. PCT/US2021/028975 directed to methods for laser coating of silicon nitride on a metal substrate, we entered the national stage in Australia, Brazil, Canada, China, Europe, India, Japan, South Korea, and Mexico to seek patent protection for our proprietary technologies in those countries.

With respect to PCT application serial no PCT/US2021/028641 directed to methods of silicon nitride laser cladding, we entered the national stage in Australia, Brazil, Canada, China, Europe, India, Japan, South Korea, and Mexico to seek patent protection for our proprietary technologies in those countries.

With respect to PCT application serial no. PCT/US2021/027270 directed to antiviral compositions and devices and methods of use thereof, we entered the national stage in Australia, Brazil, Canada, China, Europe, India, Japan, South Korea, and Mexico to seek patent protection for our proprietary technologies in those countries.

With respect to PCT application serial no. PCT/US2021/056461 directed to systems and methods for selective laser sintering of silicon nitride and metal composites, we entered the national stage in Australia, Brazil, Canada, China, Europe, India, Japan, South Korea, and Mexico to seek patent protection for our proprietary technologies in those countries.

With respect to PCT application serial no. PCT/US2021/056452 directed to systems and methods for hot-isostatic pressing to increase nitrogen content in silicon nitride, we entered the national stage in Australia, Brazil, Canada, China, Europe, India, Japan, South Korea, and Mexico to seek patent protection for our proprietary technologies in those countries.

With respect to PCT application serial no. PCT/US2021/062650 directed to nitride based antipathogenic compositions and devices and method of use thereof, we entered the national stage in Australia, Brazil, Canada, China, Europe, India, Japan, South Korea, and Mexico to seek patent protection for our proprietary technologies in those countries.

With respect to PCT application serial no. PCT/US2022/023868 directed to systems and methods for physical vapor deposition silicon nitride coatings having antimicrobial and osteogenic enhancements, we entered the national stage in Australia, Brazil, Canada, China, Europe, India, Japan, South Korea, and Mexico to seek patent protection for our proprietary technologies in those countries.

In relation to the sale of our spine implant business to CTL Medical Corporation (“CTL Medical”) under the Asset Purchase Agreement dated September 5, 2018, we assigned our entire right to forty-eight (48) U.S. patents, two (2) foreign patents and three (3) pending patent applications from our patent portfolio to CTL Medical under that transaction. In addition, three (3) U.S. patents (U.S. patent nos. 9,399,309; 9,517,136; and 9,649,197) directed to silicon nitride manufacturing processes were licensed to CTL Medical under an irrevocable, fully paid-up, worldwide license for a ten-year term with CTL Medical also having a Right of First Negotiation to acquire these patents if SINTX decides to later sell these IP assets to a third party.

Our remaining issued patents and pending applications are directed to additional aspects of our products and technologies including, among other things:

●	designs for intervertebral fusion devices;

●	designs for hip implants;

●	designs for coated, variable-density, and thin walled implants;

●	designs for knee implants;

●	implants with improved antibacterial characteristics;

●	implants with improved wear performance and surface functionalization

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●	antipathogenic, antibacterial, antimicrobial, antifungal, and antiviral compositions, devices, and methods; and

●	methods and systems for hot-isostatic pressing laser cladding, laser coating, and laser sintering of silicon nitride.

We also expect to rely on trade secrets, know-how, continuing technological innovation and in-licensing opportunities to develop and maintain our intellectual property position. However, trade secrets are difficult to protect. We seek to protect the trade secrets in our proprietary technology and processes, in part, by entering into confidentiality agreements with commercial partners, collaborators, employees, consultants, scientific advisors and other contractors and into invention assignment agreements with our employees and some of our commercial partners and consultants. These agreements are designed to protect our proprietary information and, in the case of the invention assignment agreements, to grant us ownership of the technologies that are developed.

Recent Developments

January 2024 Offering

On January 31, 2024, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors named therein (the “Purchasers”), and a placement agency agreement dated as of January 31, 2024 (the “PAA”) with Maxim, pursuant to which the Company agreed to issue and sell to the Purchasers an aggregate of 16,000,000 units (the “Offering”) consisting of (a) (i) 3,400,000 units (the “Common Units”) to purchase shares (the “Unit Shares”) of Common Stock and (ii) 12,600,000 units (the “Pre-Funded Warrant Units” and together with the Common Units, the “Units”) to purchase pre-funded warrants (the “Pre-Funded Warrants and each share of Common Stock underlying a Pre-Funded Warrant, a “Pre-Funded Warrant Share”) to purchase up to 12,600,000 shares of Common Stock, (b) accompanying Class E warrants to purchase 16,000,000 shares of Common Stock (the “Class E Warrants”), and (c) accompanying Class F warrants to purchase 16,000,000 shares of Common Stock (the “Class F Warrants”). The aggregate proceeds to the Company from the Offering were approximately $4 million before deducting placement agent fees and other estimated offering expenses payable by /the Company, and excluding the proceeds, if any, from the exercise of the Pre-Funded Warrants, Class E Warrants or Class F Warrants. The Offering closed on February 2, 2024.

Each Common Unit was sold at a public offering price of $0.25 and each Pre-Funded Warrant Unit was sold at a public offering price of $0.2499. The Class E Warrants and the Class F Warrants were immediately exercisable (subject to the beneficial ownership cap at 4.99% or 9.99% at the Purchaser’s election) for one share of the Company’s Common Stock at an exercise price of $0.25 per share. The Class E Warrants will expire five years from the date of issuance and the Class F Warrants will expire 18 months from the date of issuance.

Each Pre-Funded Warrant is exercisable for one share of Common Stock at an exercise price of $0.0001 per share. The Pre-Funded Warrants were immediately exercisable (subject to the beneficial ownership cap at 4.99% or 9.99% at the Purchaser’s election) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

The Purchase Agreement and PAA contain customary representations, warranties and agreements by the Company, customary conditions to closing, and indemnification obligations of the Company and the Purchasers. The representations, warranties and covenants contained in the Purchase Agreement and PAA were made only for purposes of such agreements and as of a specific date, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

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The Company engaged Maxim as the Company’s sole placement agent for the Offering pursuant to the PAA. Pursuant to the PAA, the Company agreed to pay the Placement Agent a cash placement fee equal to 7.0% of the gross proceeds of the Offering, plus reimbursement of certain expenses and legal fees up to $100,000. The Company also agreed to issue up to 640,000 Common Stock purchase warrants to the Placement Agent (the “Placement Agent Warrants”). The Placement Agent Warrants will be exercisable at an exercise price of $0.275. The Placement Agent Warrants will be exercisable beginning July 31, 2024 and will expire five years after the commencement of sales in the offering.

In conjunction with the closing of the Offering, the Company entered into a Warrant Agency Agreement with Equiniti Trust Company, LLC or its affiliate (“Equiniti”), pursuant to which Equiniti will act as warrant agent with respect to warrants included in the units issued by the Company in the Offering.

CRADA Agreement

SINTX Technologies, Inc. (“SINTX” or the “Company”) has entered into a Cooperative Research and Development Agreement (CRADA) with the U.S. Army Combat Capabilities Development Command Army Research Laboratory. The research will focus primarily on binder jetting and methods to densify green bodies made by the binder jetting 3D printed process. Each party has agreed to fund its own research under the CRADA over a period of five years.

March 2024 Offering

On March 25, 2024, the Company entered into a stock purchase agreement (the “March 2024 Purchase Agreement”) with a certain investor named therein (the “March 2024 Purchasers”), and a placement agency agreement dated as of March 25, 2024 (the “March 2024 PAA”) with Maxim, pursuant to which the Company agreed to issue and sell to the March 2024 Purchasers an aggregate of 28,400,000 shares of Common Stock (the “March 2024 Offering”) at a public offering price of $0.047 per share. The aggregate proceeds to the Company from the March 2024 Offering was approximately $1.3 million before deducting placement agent fees and other estimated offering expenses payable by the Company. The March 2024 Offering closed on March 26, 2024.

The March 2024 Purchase Agreement and March 2024 PAA contain customary representations, warranties and agreements by the Company, customary conditions to closing, and indemnification obligations of the Company and the March 2024 Purchasers. The representations, warranties and covenants contained in the March 2024 Purchase Agreement and March 2024 PAA were made only for purposes of such agreements and as of a specific date, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

The Company engaged Maxim as the Company’s sole placement agent for the March 2024 Offering pursuant to the March 2024 PAA. Pursuant to the March 2024 PAA, the Company agreed to pay the Maxim a cash placement fee equal to 8.0% of the gross proceeds of the March 2024 Offering, plus reimbursement of certain expenses and legal fees up to $90,000.

Corporate Information

Our headquarters is located at 1885 West 2100 South, Salt Lake City, Utah 84119, and our telephone number is (801) 839-3500. We maintain a website at https://www.sintx.com. Information on the website is not incorporated by reference and is not a part of this prospectus.

Where You Can Find More Information

For additional information as to our business, properties and financial condition, please refer to the documents cited in “Where You Can Find More Information.”

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THE OFFERING

Common Stock offered by us	shares of Common Stock.
Common Stock to be outstanding immediately after this offering	shares of Common Stock, assuming the sale of all of the shares of Common Stock being offered hereunder.
Use of proceeds	We estimate that the net proceeds to us from this offering will be approximately $ , after deducting placement agent fees and estimated offering expenses payable by us. We intend to use the net proceeds of this offering as working capital for general corporate purposes. We have not determined the amount of net proceeds to be used specifically for any of such purposes.
Risk Factors	Investing in our securities involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement or otherwise incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to invest in our securities.
Nasdaq Capital Market Trading Symbol	Our Common Stock is listed on The Nasdaq Capital Market under the symbol “SINT.”

The number of shares of Common Stock to be outstanding after this offering is based on 51,080,139 shares of Common Stock outstanding as of March 28, 2024 and excludes:

●	27,515 shares of Common Stock issuable upon the exercise of outstanding options and restricted stock units granted as of March 28, 2024 under our equity incentive plans at a weighted average exercise price of $113.54 per share;
●	33,884,756 shares of Common Stock issuable upon the exercise of outstanding warrants issued as of March 28, 2024;
●	608,511 shares of our Common Stock issuable upon the conversion of 26 shares of series B convertible preferred stock outstanding as of March 28, 2024;
●	338 shares of our Common Stock issuable upon the conversion of 50 shares of series C convertible preferred stock outstanding as of March 28, 2024; and
●	11,919 shares of Common Stock reserved for issuance upon conversion of 180 shares of the Series D Preferred Stock outstanding as of March 28, 2024.

Unless otherwise indicated, the information in this prospectus, including the number of shares outstanding after this offering, does not reflect (i) any issuance, exercise, vesting, expiration, or forfeiture of any additional equity awards under our incentive plans that occurred after March 28, 2024 or (ii) the effect of the “full-ratchet” anti-dilution adjustment of the conversion price of our outstanding Series B Convertible Preferred Stock and the exercise price of our outstanding October 2022 warrants by this Offering.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision with respect to our securities, we urge you to carefully consider the risks described in the “Risk Factors” section herein and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 under the heading “Item 1A. Risk Factors,” and as described or may be described in any subsequent quarterly report on Form 10-Q under the heading “Item 1A. Risk Factors,” as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation by Reference.” These risk factors relate to our business, intellectual property, regulatory matters, and ownership of our Common Stock. In addition, the following risk factors present material risks and uncertainties associated with the Offering. The risks and uncertainties incorporated by reference into this prospectus or described below are not the only ones we face. Additional risks and uncertainties not presently known or which we consider immaterial as of the date hereof may also have an adverse effect on our business. If any of the matters discussed in the following risk factors were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected, the market price of our Common Stock could decline and you could lose all or part of your investment in our securities.

Risks Related to Our Capital Resources and Impairments

We will require additional financing and our failure to obtain additional funding would force us to delay, reduce or eliminate our product development programs or commercialization efforts.

We currently have limited committed sources of capital and we have limited liquidity. Our cash and cash equivalents as of December 31, 2023 was $3.3 million. In February 2024, we closed the public offering of $4.0 million of units consisting of shares of Common Stock, Pre-funded Warrants, Class E Warrants and Class F Warrants, resulting in net proceeds to us of approximately $3.7 million. In March 2024, we closed the public offering of $1.3 million shares of Common Stock, resulting in net proceeds to us of approximately $1.03 million.

We estimate that the net proceeds to us from this offering will be approximately $ , after deducting placement agent fees and estimated offering expenses payable by us. We expect that, after this offering, our current cash and cash equivalents will be sufficient to fund our operations through .

We will require substantial future capital in order to continue to continue operating our business, conduct the research and development and regulatory clearance and approval activities necessary to bring our products to market, and to establish effective marketing and sales capabilities. Our existing capital resources are not sufficient to enable us to fund the completion of the development and commercialization of all of our product candidates.

We cannot determine with certainty the duration and completion costs of the current or future development and commercialization of our product candidates for spinal fusion, joint replacement and coated metals or if, when, or to what extent we will generate revenues from the commercialization and sale of any of these product candidates for which we obtain regulatory approval. We may never succeed in achieving regulatory approval for certain or all of these product candidates. The duration, costs and timing of clinical trials and development of our spinal fusion, joint replacement and coated metal product candidates will depend on a variety of factors, including:

●	the scope, rate of progress, and expense of our ongoing, as well as any additional, clinical trials and other research and development activities;

●	future clinical trial results we may choose to conduct;

●	potential changes in government regulation; and

●	the timing and receipt of any regulatory approvals.

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A change in the outcome of any of these variables with respect to the development of spinal fusion, joint replacement or coated metal product candidates could mean a significant change in the costs and timing associated with the development of these product candidates.

In addition, if adequate funds to develop our product candidates are not available on a timely basis, we may terminate or delay the development of one or more of our product candidates, or delay activities necessary to commercialize our product candidates. Additional funding may not be available to us on acceptable terms, or at all. Any additional equity financing, if available, may not be available on favorable terms and will most likely be dilutive to our current stockholders, and debt financing, if available, may involve more restrictive covenants. Our ability to access capital when needed is not assured and, if not achieved on a timely basis, will materially harm our business, financial condition and results of operations or could cause us to cease operations.

The timing and amount of our future capital requirements will depend on many factors, including:

●	the level of sales of our current products and the cost of revenue and sales and marketing;

●	the extent of any clinical trials that we will be required to conduct in support of the regulatory clearance of our total hip and knee replacement product candidates;

●	the scope, progress, results and cost of our product development efforts;

●	the costs, timing and outcomes of regulatory reviews of our product candidates;

●	the number and types of products we develop and commercialize;

●	the costs of preparing, filing and prosecuting patent applications and maintaining, enforcing and defending intellectual property-related claims; and

●	the extent and scope of our general and administrative expenses.

Raising additional capital by issuing securities or through debt financings or licensing arrangements will likely cause dilution to existing stockholders, restrict our operations or require us to relinquish proprietary rights.

To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will likely be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as a stockholder. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions such as incurring additional debt, making capital expenditures or declaring dividends. If we raise additional funds through collaboration and licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies or products or grant licenses on terms that are not favorable to us. Any of these events could adversely affect our ability to achieve our product development and commercialization goals and have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Business and Strategy

We have incurred net losses since our inception and anticipate that we will continue to incur substantial net losses for the foreseeable future. We may never achieve or sustain profitability.

We have incurred substantial net losses since our inception. For the years ended December 31, 2023 and 2022 we incurred a net loss of $8.3 million and $12.0 million, respectively, and used cash in operations of $14.1 million and $10.3 million, respectively. We have an accumulated deficit of $270.7 and $262.5 million as of December 31, 2023 and 2022 respectively. Our losses have resulted principally from costs incurred in connection with our sales and marketing activities, research and development activities, manufacturing activities, general and administrative expenses associated with our operations, impairments on intangible assets and property and equipment, interest expense, loss on extinguishment of debt and offering costs. Even if we are successful in launching new products into the market, we expect to continue to incur substantial losses for the foreseeable future as we continue to manufacture products for CTL Medical and other OEM customers and research and develop and seek regulatory approvals for our product candidates.

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If sales revenue from any of our products or product candidates that receive marketing clearance from the FDA or other regulatory body is insufficient, if we are unable to develop and commercialize any of our product candidates, or if our product development is delayed, we may never become profitable. Even if we do become profitable, we may be unable to sustain or increase our profitability on a quarterly or annual basis.

Risks Related to This Offering and Ownership of Our Securities

Resales of our shares of Common Stock in the public market by our stockholders as a result of this offering may cause the market price of our shares of Common Stock to fall.

We are registering shares of Common Stock offered under this prospectus supplement. Sales of substantial amounts of our shares of Common Stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our shares of Common Stock. The issuance of new shares of Common Stock could result in resales of our shares of Common Stock by our current stockholders concerned about the potential ownership dilution of their holdings. Furthermore, in the future, we may issue additional shares of Common Stock or other equity or debt securities exercisable or convertible into shares of Common Stock. Any such issuance could result in substantial dilution to our existing stockholders and could cause our stock price to decline.

There is currently a limited market for our securities, and any trading market that exists in our securities may be highly illiquid and may not reflect the underlying value of our net assets or business prospects.

Although our Common Stock is traded on The Nasdaq Capital Market, there is currently a limited market for our Common Stock and an active market may never develop. Investors are cautioned not to rely on the possibility that an active trading market may develop.

The best efforts structure of this offering may have an adverse effect on our business plan.

The placement agent is offering the securities in this offering on a best efforts basis. The placement agent is not required to purchase any securities, but will use its best efforts to sell the securities offered. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated or will result in any proceeds being made available to us. The success of this offering will impact our ability to use the proceeds to execute our business plan. We may have insufficient capital to implement our business plan, potentially resulting in greater operating losses unless we are able to raise the required capital from alternative sources. There is no assurance that alternative capital, if needed, would be available on terms acceptable to us, or at all.

Our stockholders may experience substantial dilution in the value of their investment if we issue additional shares of our capital stock.

Our charter allows us to issue up to 250,000,000 shares of our Common Stock and up to 130,000,000 shares of preferred stock. To raise additional capital, we may in the future sell additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that are lower than the prices paid by existing stockholders, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, which could result in substantial dilution to the interests of existing stockholders.

Certain of our outstanding shares of convertible preferred stock contain full-ratchet anti-dilution protection, while certain outstanding warrants have full-ratchet protection, which may cause significant dilution to our stockholders.

We currently have outstanding 26 shares of Series B convertible preferred stock convertible into an aggregate of 608,511 shares of Common Stock, and warrants issued in October 2022 that are exercisable for an aggregate of 616,641 shares of Common Stock. The Series B convertible preferred stock contain full-ratchet anti-dilution provisions which, subject to limited exceptions, would reduce the conversion price of the Series B preferred stock (and increase the number of shares issuable under the Series B preferred stock) in the event that we in the future issue Common Stock, or securities convertible into or exercisable to purchase Common Stock, at a price per share lower than the conversion price or exercise price then in effect. In addition, the October 2022 warrants contain full-ratchet provisions which, subject to limited exceptions, would reduce the exercise price of the October 2022 warrants in the event that we in the future issue Common Stock, or securities convertible into or exercisable to purchase Common Stock, at a price per share lower than the conversion price or exercise price then in effect.

Depending upon how such provisions are interpreted, the alternative cashless exercise provision contained in the Class C Warrants and Class D Warrants could potentially result in a significant reduction in the conversion or exercise price of the Series B convertible preferred stock and October 2022 warrants. Our outstanding 26 shares of Series B preferred stock are, prior to this offering, convertible into 608,511 shares of Common Stock at a conversion price of $0.047 per share. The October 2022 warrants are exercisable at an exercise price of $0.047 per share. These full ratchet and anti-dilution provisions will likely be triggered by the issuance of the Common Stock in this offering.

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Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

Your interest in our Company may be diluted as a result of this offering.

The shares of Common Stock to be issued pursuant to the offering will dilute the ownership interest of stockholders not participating in this offering.

This offering may cause the trading price of our Common Stock to decrease.

The price per share, together with the number of shares of Common Stock being offered hereby, may result in an immediate decrease in the market price of our shares. This decrease may continue after the completion of this offering.

We could be delisted from The Nasdaq Capital Market, which could seriously harm the liquidity of our stock and our ability to raise capital. Additionally, if our Common Stock has a closing bid price of $0.10 or less for any ten consecutive trading days, our Common Stock may be subject to immediate delisting from The Nasdaq Capital Market.

On October 20, 2023, we received a notice from the Nasdaq Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) stating that the bid price of our Common Stock for the last 30 consecutive trading days had closed below the minimum $1.00 per share required for continued listing under Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). We initially have a period of 180 calendar days, or until April 17, 2024 (the “Compliance Period”), to regain compliance with such rule.

Additionally, pursuant to Listing Rule 5810(c)(3)(A)(iii) (the “$0.10 Rule”), our Common Stock may be subject to immediate delisting from The Nasdaq Capital Market if our Common Stock has a closing bid price of $0.10 or less for any ten consecutive trading days during the Compliance Period. In the event that we are in violation of the $0.10 Rule, Nasdaq will issue a Staff Delisting Determination with the potential opportunity for us to appeal that determination.

If we do not regain compliance with Rule 5550(a)(2) by April 17, 2024, we may be afforded a second 180 calendar day period to regain compliance. To qualify, we would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, except for the minimum bid price requirement. In addition, we would be required to notify Nasdaq of our intent to cure the deficiency during the second compliance period, which may include, if necessary, implementing a reverse stock split. There can be no assurance that we will be able to regain compliance with The Nasdaq Capital Market requirements or will otherwise be in compliance with other The Nasdaq Capital Market listing criteria.

If we cease to be eligible to trade on The Nasdaq Capital Market:

●	We may have to pursue trading on a less recognized or accepted market, such as the OTC Bulletin Board or the “pink sheets.”

●	The trading price of our Common Stock could suffer, including an increased spread between the “bid” and “asked” prices quoted by market makers.

●	Shares of our Common Stock could be less liquid and marketable, thereby reducing the ability of stockholders to purchase or sell our shares as quickly and as inexpensively as they have done historically. If our stock is traded as a “penny stock,” transactions in our stock would be more difficult and cumbersome.

●	We may be unable to access capital on favorable terms or at all, as companies trading on alternative markets may be viewed as less attractive investments with higher associated risks, such that existing or prospective institutional investors may be less interested in, or prohibited from, investing in our Common Stock. This may also cause the market price of our Common Stock to decline.

There can be no assurances that we will be able to regain compliance with the Minimum Bid Price Requirement nor can there be assurances that we will maintain compliance with the $0.10 Rule. If we are unable to regain or maintain compliance with these requirements, our common stock will be delisted from The Nasdaq Capital Market.

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If we implement a reverse stock split to regain compliance with the Nasdaq continued listing requirements, such reverse stock split could have a materially adverse effect on our business.

As noted above, subject to receipt of stockholder approval to do so, we expect that we will try to implement a reverse stock split in order to try to regain compliance with Nasdaq Listing Rule 5550(a)(2). There are a number of risks associated with implementing a reverse stock split, including, without limitation:

●	The market price per share of our Common Stock post-reverse stock split may not remain in excess of the $1.00 minimum bid price per share, as required by Nasdaq, or we may fail to meet the other requirements for continued listing on Nasdaq, including the minimum value of listed securities, resulting in the delisting of our Common Stock from The Nasdaq Capital Market;
●	the reverse stock split may not result in a price per share that will successfully attract certain types of investors, and such resulting share price may not satisfy the investing guidelines of institutional investors or investment funds;
●	the trading liquidity of the shares of our Common Stock may not improve, or may decline, as a result of the reverse stock split and there can be no assurance that the reverse stock split, if completed, would result in the intended benefits; and
●	a reverse stock split could be viewed negatively by the market and other factors, which may adversely affect the market price of our Common Stock.

There can be no assurances that implementation of a reverse stock split would allow us to prevent the delisting of our Common Stock from The Nasdaq Capital Market, and it could have a materially adverse effect on our business.

The price of our Common Stock is volatile and is likely to continue to fluctuate due to reasons beyond our control.

The volatility of publicly traded company stocks, including shares of our Common Stock, often do not correlate to the operating performance of the companies represented by such stocks or our operating performance. Some of the factors that may cause the market price of our Common Stock to fluctuate include:

●	the sentiment of retail investors (including as may be expressed on financial trading and other social media sites and online forums);

●	the direct access by retail investors to broadly available trading platforms;

●	the amount and status of short interest in our securities;

●	access to margin debt;

●	trading in options and other derivatives on our Common Stock and any related hedging;

●	CTL Medical’s ability to sell silicon nitride based spinal fusion products and our cost of manufacturing such products for CTL Medical;

●	our ability to develop, obtain regulatory clearances or approvals for, and market new and enhanced product candidates on a timely basis;

●	our ability to enter into OEM and private label partnership agreements and the terms of those agreements;

●	our ability to develop products that are effective in inactivating the SARS-CoV-2 virus;

●	changes in governmental regulations or in the status of our regulatory approvals, clearances or future applications;

●	our announcements or our competitors’ announcements regarding new products, product enhancements, significant contracts, number and productivity of distributors, number of hospitals and surgeons using products, acquisitions or strategic investments;

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●	announcements of technological or medical innovations for the treatment of orthopedic pathology;

●	delays or other problems with the manufacturing of our products, product candidates and related instrumentation;

●	volume and timing of orders for our products and our product candidates, if and when commercialized;

●	changes in the availability of third-party reimbursement in the United States and other countries;

●	quarterly variations in our or our competitors’ results of operations;

●	changes in earnings estimates or recommendations by securities analysts, if any, who cover our Common Stock;

●	failure to meet estimates or recommendations by securities analysts, if any, who cover our stock;

●	changes in the fair value of our derivative liabilities resulting from changes in the market price of our Common Stock, which may result in significant fluctuations in our quarterly and annual operating results;

●	changes in healthcare policy in the United States and internationally;

●	product liability claims or other litigation involving us;

●	sales of a substantial aggregate number of shares of our Common Stock;

●	sales of large blocks of our Common Stock, including sales by our executive officers, directors and significant stockholders;

●	disputes or other developments with respect to intellectual property rights;

●	changes in accounting principles;

●	changes to tax policy; and

●	general market conditions and other factors, including factors unrelated to our operating performance or the operating performance of our competitors.

These and other external factors may cause the market price and demand for our Common Stock to fluctuate substantially, which may limit or prevent our stockholders from readily selling their shares of our Common Stock and may otherwise negatively affect the liquidity of our Common Stock. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the company that issued the stock. If our stockholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit regardless of the merits of the case or the eventual outcome. Such a lawsuit also would divert the time and attention of our management from running our company.

Securities analysts may not continue to provide coverage of our Common Stock or may issue negative reports, which may have a negative impact on the market price of our Common Stock.

Since completing our initial public offering of shares of our Common Stock in February 2014, a limited number of securities analysts have been providing research coverage of our Common Stock. If securities analysts do not continue to cover our Common Stock, the lack of research coverage may cause the market price of our Common Stock to decline. The trading market for our Common Stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more of the analysts who elect to cover us downgrade our stock, our stock price would likely decline rapidly. If one or more of these analysts cease coverage of us, we could lose visibility in the market, which in turn could cause our stock price to decline. In addition, under the Sarbanes-Oxley Act of 2002, and a global settlement among the SEC, other regulatory agencies and a number of investment banks, which was reached in 2003, many investment banking firms are required to contract with independent financial analysts for their stock research. It may be difficult for a company such as ours, with a smaller market capitalization, to attract independent financial analysts that will cover our Common Stock. This could have a negative effect on the market price of our stock.

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Anti-takeover provisions in our organizational documents and Delaware law may discourage or prevent a change in control, even if an acquisition would be beneficial to our stockholders, which could affect our stock price adversely and prevent attempts by our stockholders to replace or remove our current management.

Our restated certificate of incorporation, as amended, (the “Restated Certificate of Incorporation”) and amended and restated bylaws (the “Restated Bylaws”) contain provisions that could discourage, delay or prevent a merger, acquisition or other change in control of our company or changes in our board of directors that our stockholders might consider favorable, including transactions in which you might receive a premium for your shares. These provisions also could limit the price that investors might be willing to pay in the future for shares of our Common Stock, thereby depressing the market price of our Common Stock. Stockholders who wish to participate in these transactions may not have the opportunity to do so. Furthermore, these provisions could prevent or frustrate attempts by our stockholders to replace or remove management. These provisions:

●	allow the authorized number of directors to be changed only by resolution of our board of directors;

●	provide for a classified board of directors, such that not all members of our board will be elected at one time;

●	prohibit our stockholders from filling board vacancies, limit who may call stockholder meetings, and prohibit the taking of stockholder action by written consent;

●	prohibit our stockholders from making certain changes to our restated certificate of incorporation or restated bylaws except with the approval of holders of 75% of the outstanding shares of our capital stock entitled to vote;

●	require advance written notice of stockholder proposals that can be acted upon at stockholders’ meetings and of director nominations to our board of directors; and

●	authorize our board of directors to create and issue, without prior stockholder approval, preferred stock that may have rights senior to those of our Common Stock and that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that is not approved by our board of directors.

In addition, we are subject to the provisions of Section 203 of the Delaware General Corporation Law, which may prohibit certain business combinations with stockholders owning 15% or more of our outstanding voting stock. Any delay or prevention of a change in control transaction or changes in our board of directors could cause the market price of our Common Stock to decline.

We do not intend to pay cash dividends.

We have never declared or paid cash dividends on our capital stock and we do not anticipate paying any cash dividends in the foreseeable future. We currently intend to retain all available funds and any future earnings for debt service and use in the operation and expansion of our business. In addition, the terms of any future debt or credit facility may preclude us from paying any dividends.

Our outstanding shares of Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and our outstanding Common Stock warrants are convertible and exercisable into shares of our Common Stock and when converted or exercised, the issuance of additional shares of Common Stock may result in downward pressure on the trading price of our Common Stock.

We have outstanding shares of Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock that are each convertible into shares of Common Stock. We believe that as such holders convert their preferred shares into Common Stock, they will immediately sell their shares of Common Stock. The sale of such shares of Common Stock may result in downward pressure on the trading price of our Common Stock resulting in a lower stock price. Additionally, we have outstanding warrants to purchase shares of Common Stock. Many of these warrants have a cashless exercise provision that if exercised may also result in downward pressure on the trading price of our Common Stock and cause such price to decline.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions, costs and expenses, interest rates, outcome of contingencies, financial condition, results of operations, liquidity, cost savings, objectives of management, business strategies, debt financing, clinical trial timing and plans, the achievement of clinical and commercial milestones, the advancement of our technologies and our product candidates, and other statements that are not historical facts. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “estimates,” “may,” “might,” “should,” “will,” “could,” “plan,” “intend,” “project,” “seek” or similar expressions in this prospectus or in documents incorporated by reference into this prospectus. We intend that such forward-looking statements be subject to the safe harbors created thereby.

These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include those discussed in the heading “Risk Factors,” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K that we have filed with the SEC, as well as those discussed in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement or, in the case of documents referred to or incorporated by reference, the date of those documents.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. No forward-looking statement is a guarantee of future performance. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

You should read this prospectus supplement, the accompanying prospectus and the documents that we reference and incorporate by reference in this prospectus supplement and the accompanying prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. You may also access these filings through our website at www.sintx.com. However, the information on our website is not a part of this prospectus supplement, the accompanying prospectus and is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

This prospectus supplement is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the SEC’s website.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement and accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and accompanying prospectus, and information we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below (other than, unless otherwise specifically indicated, current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items):

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

(b)	The Company’s Current Reports on Form 8-K filed with the SEC on January 4, 2024, January 23, 2024, January 31, 2024, February 2, 2024, February 14, 2024 and March 26, 2024; and

(c)	The description of the Company’s Common Stock, which is contained in the Registration Statement on Form 8-A, as filed with the SEC on February 7, 2014, as updated by the description of our Common Stock contained in Exhibit 4.18 to our Annual Report on Form 10-K for the year ended December 31, 2022, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC). Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of any or all of such information that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement or that accompanying prospectus incorporates). Written or oral requests for copies should be directed to: SINTX Technologies, Inc., Attention: Investor Relations, 1885 West 2100 South, Salt Lake City, Utah 84119 and our telephone number is (801) 839-3500. See the section of this prospectus supplement entitled “Where You Can Find More Information” for information concerning how to read and obtain copies of materials that we file with the SEC at the SEC’s public offices.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $        , after deducting the placement agent fees and estimated offering expenses payable by us. We currently intend to use the net proceeds from this offering as working capital for general corporate purposes. We have not determined the amount of net proceeds to be used specifically for any of such purposes.

We intend to use the net proceeds from the Offering for general corporate purposes, which may include research and development expenses, capital expenditures, working capital and general and administrative expenses, and potential acquisitions of or investments in businesses, products and technologies that complement our business, although we have no present commitments or agreements to make any such acquisitions or investments as of the date of this prospectus. Pending these uses, we intend to invest the funds in short-term, investment grade, interest-bearing securities. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us.

Our management will have broad discretion as to the allocation of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering.

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PLAN OF DISTRIBUTION

We are offering up to shares of Common Stock for gross proceeds of up to $         before deduction of placement agent commissions and offering expenses, in a best-efforts offering.

Pursuant to a placement agency agreement, dated as of April , 2024, we have engaged Maxim Group LLC to act as our exclusive placement agent (“Maxim” or the “placement agent”) to solicit offers to purchase the securities offered by this prospectus supplement. The placement agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of the securities by us. There is no minimum amount of proceeds that is a condition to closing of this offering. We will enter into a securities purchase agreement directly with the investors, at the investor’s option, who purchase our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus supplement in connection with the purchase of our securities in this offering. The placement agent may engage one or more subagents or selected dealers in connection with this offering.

The placement agency agreement provides that the placement agent’s obligations are subject to conditions contained in the placement agency agreement.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus supplement. We expect to deliver the securities being offered pursuant to this prospectus on or about April          , 2024.

Placement Agent Fees, Commissions and Expenses

Upon the closing of this offering, we will pay the placement agent a cash transaction fee equal to 8.0% of the aggregate gross cash proceeds to us from the sale of the securities in the offering. Pursuant to the placement agency agreement, we will agree to reimburse the placement agent for certain accountable expenses of the placement agent payable by us, in an aggregate amount not to exceed $65,000. The placement agency agreement, however, will provide that in the event this offering is terminated, the placement agent will only be entitled to the reimbursement of accountable expenses actually incurred in accordance with Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5110(g)(5)(A) provided that such expenses will not exceed $15,000, in the aggregate.

The following table shows the public offering price, placement agent fees and proceeds, before expenses, to us.

	Per Share of Common Stock	Total
Public offering price	$	$
Placement agent fees (8.0%)	$	$
Proceeds, before expenses, to us	$	$

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the placement agent commission, will be approximately $ , all of which are payable by us. This figure does not include, among other things, the placement agent’s fees and expenses (including the legal fees, costs and expenses for the placement agent’s legal counsel) up to $65,000.

Lock-Up Agreements

We, each of our officers and directors and stockholders holding five percent or more of our shares of common stock have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for our common stock until August 2, 2024 without the prior written consent of the placement agent.

The placement agent may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the placement agent will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

S-19

The placement agent may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the placement agent will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the placement agent may be required to make for these liabilities.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent acting as principal. Under these rules and regulations, the placement agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Determination of Offering Price

The actual offering price of the securities we are offering was negotiated between us, the placement agent and the investors in the offering based on the trading of our shares of Common Stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the placement agent. In connection with the offering, the placement agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as placement agent and should not be relied upon by investors.

Certain Relationships

The placement agent and its affiliates have and may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Equiniti Trust Company. The transfer agent’s principal business address is 48 Wall Street, 22nd Floor, New York, NY 10005. Their telephone number is 1-347-554-1818.

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Listing

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “SINT.”

Selling Restrictions

Canada. The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriters conflicts of interest in connection with this offering.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	to any legal entity which is a qualified investor as defined in the Prospectus Directive;
●	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or
●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us or any underwriters of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom. Each underwriter has represented and agreed that:

●	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the FSMA) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and
●	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

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Switzerland. The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC), in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Cayman Islands. No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

Taiwan. The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

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Notice to Prospective Investors in Hong Kong. The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in the People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Israel. This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

We are offering shares of our Common Stock in this offering. The material terms and provisions of our Common Stock are described under the caption “Description of Capital Stock” in the accompanying prospectus beginning on page 7.

Listing

Our Common Stock is listed on The Nasdaq Capital Market under the ticker symbol “SINT.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Equiniti Trust Company. The transfer agent’s principal business address is 48 Wall Street, 22nd Floor, New York, NY 10005. Their telephone number is 1-347-554-1818.

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LEGAL MATTERS

Certain legal matters in connection with this offering and the validity of the securities offered by this prospectus will be passed upon for us by Dorsey & Whitney LLP, Salt Lake City, Utah. Certain legal matters will be passed upon for the Placement Agent by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The consolidated financial statements of SINTX Technologies, Inc., as of December 31, 2023 and 2022, and for each of the years in the two-year period ended December 31, 2023, have been incorporated by reference herein in reliance on the report of Tanner LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

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PROSPECTUS

SINTX TECHNOLOGIES, INC.

$75,000,000

Common Stock, Preferred Stock,

Debt Securities,

Warrants, Rights and Units

From time to time, we may offer and sell up to $75.0 million of any combination of the securities described in this prospectus, either individually or in combination. We may also offer shares of common stock or shares of preferred stock upon conversion of debt securities, shares of common stock upon conversion of shares of preferred stock, or shares of common stock, shares of preferred stock or debt securities upon the exercise of warrants.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. A prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference in this prospectus before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by an applicable prospectus supplement.

Our common stock is listed on The NASDAQ Capital Market under the symbol “SINT”. On November 17, 2023, the last reported sale price for our common stock was $0.4354 per share. As of November 21, 2023, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $3,437,003, which was calculated based on 4,207,374 shares of outstanding common stock held by non-affiliates and on a price per share of $0.8169, the closing price of our common stock on The NASDAQ Capital Market on October 10, 2023. During the 12 calendar months prior to and including the date of this prospectus, we have sold approximately $38,183 of shares of common stock pursuant to General Instruction I.B.6 of Form S-3. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float (the market value of our common stock held by our non-affiliates) in any 12-month period so long as our public float remains below $75.0 million. As of November 21, 2023, one-third of our public float is equal to approximately $1,145,667. The applicable prospectus supplement will contain information, where applicable, as to any other listing on The NASDAQ Capital Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” ON PAGE 6 AND CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

The securities may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2023

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ABOUT THIS PROSPECTUS

Throughout this prospectus, references to “SINTX,” the “Company,” “we,” “us,” and “our” refer to SINTX Technologies, Inc.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $75.0 million. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation by Reference.”

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities sold on a later date.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the Sections of this prospectus entitled “Prospectus Summary” and “Risk Factors.”

All statements, other than statements of historical fact, included or incorporated herein regarding our strategy, future operations, financial position, future revenues, projected costs, plans, prospects and objectives are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions. These statements involve risks, uncertainties and other factors that may cause our actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause or contribute to such differences include, but are not limited to, those discussed in the Section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Given these risks, uncertainties and other factors, many of which are beyond our control, you should not place undue reliance on these forward-looking statements.

In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

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Prospectus Summary

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing discussed under “Risk Factors” beginning on page 6 of this prospectus and in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any amendments thereto reflected in subsequent filings with the SEC, each of which are incorporated by reference in this prospectus, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus, before making an investment decision.

Company Overview

SINTX Technologies is a 27-year-old advanced ceramics company formed in December 1996, focused on providing solutions in a variety of biomedical, technical, and antipathogenic applications. We have grown from focusing primarily on the research, development and commercialization of medical devices manufactured with silicon nitride to becoming an advanced ceramics company engaged in diverse fields, including biomedical, technical and antipathogenic applications. This diversification enables us to focus on our core competencies which are the manufacturing, research, and development of products comprised from advanced ceramic materials for external partners. We seek to connect with new customers, partners and manufacturers to help them realize the goal of leveraging our expertise in advanced ceramics to create new, innovative products across these sectors.

Biomedical Applications: Since its inception, SINTX has been focused on medical grade silicon nitride. SINTX biomedical products have been shown to be biocompatible, bioactive, antipathogenic, and to have superb bone affinity. Spinal implants made from SINTX silicon nitride have been successfully implanted in humans since 2008 in the US, Europe, Brazil, and Taiwan. This established use, along with its inherent resistance to bacterial adhesion and bone affinity suggests that it may also be suitable in other fusion device applications such as arthroplasty implants, foot wedges, and dental implants. Bacterial infection of any biomaterial implants is always a concern. SINTX silicon nitride has been shown to be resistant to bacterial colonization and biofilm formation, making it antibacterial. SINTX silicon nitride products can be polished to a smooth and wear-resistant surface for articulating applications, such as bearings for hip and knee replacements.

We believe that silicon nitride has a superb combination of properties that make it suited for long-term human implantation. Other biomaterials are based on bone grafts, metal alloys, and polymers- all of which have well-known practical limitations and disadvantages. In contrast, silicon nitride has a legacy of success in the most demanding and extreme industrial environments. As a human implant material, silicon nitride offers bone ingrowth, resistance to bacterial and viral infection, ease of diagnostic imaging, resistance to corrosion, and superior strength and fracture resistance, all of which claims are validated in our large and growing inventory of peer-reviewed, published literature reports. We believe that our versatile silicon nitride manufacturing expertise positions us favorably to introduce new and innovative devices in the medical and non-medical fields.

In June 2022, we acquired Technology Assessment and Transfer, Inc. (TA&T), a nearly 40-year-old business with a mission to transition advanced materials and process technologies from a laboratory environment to commercial products and services. TA&T has supplied ceramics for use in several biomedical applications. These products were made via 3D printing and include components for surgical instruments as well as conceptual and prototype dental implants.

Technical Applications: It is our belief that our silicon nitride has the best combination of mechanical, thermal, and electrical properties of any technical ceramic material. It is a high-performance technical ceramic with high strength, toughness, and hardness, and is extremely resistant to thermal shock and impact. It is also an electrically insulating ceramic material. Typically, it is used in applications where high load-bearing capacity, thermal stability, and wear resistance are required. We have obtained AS9100D certification and ITAR registration to facilitate entry into the aerospace and protective armor markets.

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We recently entered the ceramic armor market through the purchase of assets from B4C, LLC and a technology partnership with Precision Ceramics USA. We will develop and manufacture high-performance ceramics for personnel, aircraft, and vehicle armor including a 100% Boron Carbide material for ultimate lightweight performance in ballistic applications, and a composite material made of Boron Carbide and Silicon Carbide for exceptional multi-hit performance against ballistic threats. We have signed a 10-year lease at a building near our headquarters in Salt Lake City, Utah to house development and manufacturing activities for SINTX Armor.

TA&T’s primary area of expertise is material processing and fabrication know-how for a broad spectrum of monolithic ceramic, ceramic composite, and coating materials. Primary technologies include Additive Manufacturing (3D Printing) of ceramics and metals, low-cost fabrication of fiber reinforced ceramic matrix composites (CMCs) and refractory chemical vapor deposited (CVD) coatings, transparent ceramics for ballistic armor and optical applications, and magnetron sputtered (PVD) coatings for lubrication, wear resistance and environmental barrier coatings for CMCs. TA&T also provides a host of services that include 3D printing, PVD-CVD coatings, material processing-CMCs, CIP, PS, HP, HIP, and material characterization for powders and finished parts-TGA/DSC, PSD. SA, Dilatometry, UV-VIS and FTIR transmission, haze and clarity.

Antipathogenic Applications: Today, there is a global need to improve protection against pathogens in everyday life. SINTX believes that by incorporating its unique composition of silicon nitride antipathogenic powder into products such as face masks, filters, and wound care devices, it is possible to manufacture surfaces that inactivate pathogens, thereby limiting the spread of infection and disease. The discovery in 2020 that SINTX silicon nitride inactivates SARS-CoV-2, the virus which causes the disease COVID-19, has opened new markets and applications for our material and we have focused many of our resources on these opportunities.

We presently manufacture advanced ceramic powders and components in our manufacturing facilities based in Salt Lake City, Utah.

Recent Developments

On October 6, 2023, a furnace used for our SINTX Armor manufacturing operations overheated and is no longer functional. We are continuing to evaluate the extent of the damage to the furnace. In addition, we are coordinating with our insurance carrier and have filed a claim to cover the cost of either repairing or replacing the furnace, which is estimated to be approximately $1 million. Further, we are working with third parties to temporarily outsource the process performed by the non-functional furnace, and do not expect a significant decrease in long-term production capacity. No assurance can be given that our insurance carrier will cover the cost of repairing or replacing the furnace or that we will be successful in temporarily outsourcing the process. Failure to obtain insurance proceeds to cover the claim or to outsource the process could have an adverse effect on the operations of our SINTX Armor business and our results of operations.

Corporate Information

Our headquarters is located at 1885 West 2100 South, Salt Lake City, Utah 84119, and our telephone number is (801) 839-3500. We maintain a website at https://www.sintx.com. Information on the website is not incorporated by reference and is not a part of this prospectus.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, as described under the caption “Incorporation by Reference” on page 36 of this prospectus.

The Securities We May Offer

We may offer shares of common stock and shares of preferred stock, various series of debt securities, warrants to purchase any of such securities, and rights to purchase shares of common stock, shares of preferred stock or warrants, either individually or in units, with a total value of up to $75.0 million from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	original issue discount, if any;

●	rates and times of payment of interest or dividends, if any;

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●	redemption, conversion, exchange or sinking fund terms, if any;

●	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

●	ranking;

●	restrictive covenants, if any;

●	voting or other rights, if any; and

●	important United States federal income tax considerations.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities directly to or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

●	the names of those underwriters or agents;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

Common Stock

Our Board of Directors has the authority under our Restated Certificate of Incorporation, without further action by our shareholders, to issue up to 250,000,000 shares of common stock (including shares of common stock outstanding as of the date hereof). We may offer shares of common stock from time to time.

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Accordingly, the holders of a majority of the shares of our common stock entitled to vote can elect all of the directors standing for election. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available for dividend payments. All outstanding shares of our common stock are fully paid and nonassessable, and any shares of our common stock to be sold pursuant to this prospectus will be fully paid and nonassessable. The holders of common stock have no preferences or rights of conversion, exchange, pre- emption or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of our common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Preferred Stock

Our Board of Directors has the authority under our Restated Certificate of Incorporation, without further action by our shareholders, to issue up to 130,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences, privileges and restrictions of the shares of each wholly unissued series, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference and sinking fund terms, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding). Our preferred stock is described in greater detail in this prospectus under “Description of Capital Stock — Preferred Stock.”

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We will fix the rights, preferences, privileges, qualifications and restrictions of the shares of each series of preferred stock that we sell under this prospectus and applicable prospectus supplements in an amendment to our Restated Certificate of Incorporation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any amendment to our Restated Certificate of Incorporation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplements and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the complete amendment to our Restated Certificate of Incorporation that contains the terms of the applicable series of preferred stock.

Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our common stock.

The senior and subordinated debt securities will be issued under separate indentures between us and a trustee. We have summarized the general features of the debt securities to be governed by the indentures. These indentures have been filed as exhibits to the registration statement of which this prospectus forms a part. We encourage you to read these indentures. Instructions on how you can get copies of these documents are provided in the section titled “Where You Can Find More Information.”

Warrants

We may offer warrants for the purchase of our common stock, preferred stock and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with shares of common stock, shares of preferred stock and/or debt securities, and the warrants may be attached to or separate from those securities.

In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the prospectus supplements and any free writing prospectus that we may authorize to be provided to you related to the particular warrants being offered, as well as the complete warrant document or agreement that contain the terms of the warrants. Specific warrant documents or agreements will contain additional important terms and provisions and will be filed as exhibits to the registration statement of which this prospectus is a part, or incorporated by reference from a current report on Form 8-K that we file with the SEC.

Rights

We may distribute rights to the holders of our common stock or other securities to purchase a specified number of our shares of common stock or other securities that the holder owns as of record date set by our Board of Directors. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the rights.

Units

We may offer units consisting of shares of common stock, shares of preferred stock, debt securities warrants and/or rights to purchase any of such securities in one or more series. In this prospectus, we have summarized certain general features of the units under “Description of Units.” We urge you, however, to read the prospectus supplements and any free writing prospectus that we may authorize to be provided to you related to the particular units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the units we are offering before the issuance of the related units.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

NASDAQ Capital Market Listing

Our common stock is listed on The NASDAQ Capital Market under the symbol “SINT”. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The NASDAQ Capital Market or other securities exchange of the securities covered by the applicable prospectus supplement.

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RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

Risks Related to Our Business and Strategy

We have experienced, and may in the future experience, equipment failures and other manufacturing malfunctions, which have and may in the future limit the supply of our products or result in adverse effects to our operations.

The process of manufacturing our products is complex, highly regulated, and subject to several risks. For example, the process of manufacturing our products is extremely susceptible to product loss due to equipment failure or malfunction, improper installation or operation of equipment, or vendor or operator error. Even minor deviations from normal manufacturing processes for any of our products could result in reduced production yields, product defects, and other supply disruptions. In addition, the manufacturing facilities in which our products are made could be adversely affected by equipment failures, labor shortages, natural disasters, power failures and numerous other factors.

Starting in October 2023, a furnace used in our SINTX Armor manufacturing process overheated and is currently non-functional. We have filed a claim with our insurance carrier for the repair or replacement of the furnace, and are currently working with third parties to coordinate the outsourcing of that portion of the manufacturing process. However, no assurance can be given that our insurance carrier will cover the cost of repairing or replacing the furnace or that we will be successful in outsourcing the process. Failure to obtain insurance proceeds to cover the repair of the furnace or to outsource the process could have an adverse effect on the operations of our SINTX Armor business. Even if the furnace is repaired or replaced, we cannot guarantee that product or operational loss due to other such equipment failure will not happen in the future.

Any adverse developments affecting manufacturing operations for our products may result in shipment delays, inventory shortages, product failures, withdrawals or recalls, or other interruptions in the supply of our products. We also may need to take inventory write-offs and incur other charges and expenses for product candidates that fail to meet specifications, undertake costly remediation efforts, or seek costlier manufacturing alternatives.

We may be required to incur financial statement charges, such as asset or goodwill impairment charges, which may, in turn, have a further adverse effect on our results of operations and financial condition.

If our business, results of operations or financial condition are adversely affected by one or more circumstances, such as the failure to repair or replace our furnace as described above, or from other risk factors described in this prospectus and elsewhere in our public filings, we then may be required under applicable accounting rules to incur impairment charges associated with reducing the carrying value on our financial statements of certain assets, such as goodwill, intangible assets or tangible assets. We cannot assure you that a material impairment charge of our assets, including the furnace or other manufacturing equipment, will not occur in a future period. Any impairment charge could have a material adverse effect on our financial position and results of operations in the period of recognition.

USE OF PROCEEDS

Except as described in any applicable prospectus, prospectus supplement and in any free writing prospectuses in connection with a specific offering, we currently intend to use the net proceeds from this offering primarily for general corporate purposes, including capital expenditures, working capital, financing of possible acquisitions and other business opportunities.

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DESCRIPTION OF CAPITAL Stock

As of the date of this prospectus, our Restated Certificate of Incorporation authorizes us to issue 250,000,000 shares of common stock, par value $0.01 per share, and 130,000,000 shares of preferred stock, par value $0.01 per share. The following is a summary of the rights of our common and preferred stock and some of the provisions of our Restated Certificate of Incorporation and Amended and Restated Bylaws, our outstanding warrants, our registration rights agreements and the Delaware General Corporation Law. Because it is only a summary, it does not contain all the information that may be important to you and is subject to and qualified in its entirety by our Restated Certificate of Incorporation and our Amended and Restated Bylaws, a copy of each of which has been incorporated as an exhibit to the registration statement of which this prospectus forms a part.

Our Restated Certificate of Incorporation and our Amended and Restated Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors, which may have the effect of delaying, deferring or preventing a future takeover or change in control of the Company unless such takeover or change in control is approved by our Board of Directors.

Common Stock

As of November 8, 2023, there were 4,259,758 shares of common stock outstanding. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our Amended and Restated Bylaws provide that any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Accordingly, the holders of a majority of the shares of our common stock entitled to vote can elect all directors standing for election. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available for dividend payments. All outstanding shares of our common stock are fully paid and nonassessable, and any shares of our common stock to be sold pursuant to this prospectus will be fully paid and nonassessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption, or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of our common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company. The transfer agent and the registrar’s address is 59 Maiden Lane, New York, New York 10038. Their telephone number is 1-800-937-5449. Our common stock is listed on The NASDAQ Capital Market under the symbol “SINT”.

Preferred Stock

Our Board of directors has the authority under our Restated Certificate of Incorporation, without further action by our stockholders, to issue up to 130,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences, privileges and restrictions of the shares of each wholly unissued series, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference and sinking fund terms, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding).

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock or otherwise adversely affecting the rights of holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change of control and may adversely affect the market price of our common stock.

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Series B Preferred Stock.

Our Board of Directors designated 15,000 shares of our preferred stock as Series B Preferred Stock. There are currently 26 shares of Series B Preferred stock outstanding which are convertible into 48,706 shares of our Common Stock.

Conversion

Each share of Series B Preferred Stock is convertible into shares of our common stock at any time at the holder’s option at the Conversion Price described below. We may not effect any conversion of Series B Preferred Stock, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder of Series B Preferred Stock (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of common stock in excess of 4.99% (or, at the election of the holder, 9.99%) of the shares of our common stock then outstanding after giving effect to such conversion, referred to as the Preferred Stock Beneficial Ownership Limitation; provided, however, that upon notice to the Company, the holder may increase or decrease the Preferred Stock Beneficial Ownership Limitation, provided that in no event may the Preferred Stock Beneficial Ownership Limitation exceed 9.99% and any increase in the Preferred Stock Beneficial Ownership Limitation will not be effective until 61 days following notice of such increase from the holder to us.

Subject to certain ownership limitations as described below and certain equity conditions being met, if during any 30 consecutive trading days, the volume weighted average price of our common stock exceeds $13,060.80 and the daily dollar trading volume during such period exceeds $500,000 per trading day, we have the right to force the conversion of the Series B Preferred Stock into common stock.

Conversion Price.

The Series B Preferred Stock is convertible into shares of common stock by dividing the stated value of the Series B Preferred Stock ($1,100) by $0.5872 (the “Conversion Price”). The Conversion Price is subject to adjustment for stock splits, stock dividends, and distributions of common stock or securities convertible, exercisable or exchangeable for common stock, subdivisions, combinations and reclassifications.

Subject to certain exclusions contained in the Certificate of Designation, if the Company in any manner grants or sells any rights, warrants or options and the lowest price per share for which one share of common stock is at any time issuable upon the exercise of any such option or upon conversion, exercise or exchange of any Common Stock Equivalents (as defined in the Certificate of Designation) issuable upon exercise of any such option, exercise or exchange of any Common Stock Equivalent issuable upon the exercise of such option or otherwise pursuant to the terms thereof is less than the Conversion Price, then such share of common stock will be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such option for such price per share. For purposes of this paragraph only, the “lowest price per share for which one share of common stock is issuable upon the exercise of any such options or upon conversion, exercise or exchange of any Common Stock Equivalent issuable upon exercise of any such option or otherwise pursuant to the terms thereof” will be equal to (1) the lower of  (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of common stock upon the granting or sale of such option, upon exercise of such option and upon conversion, exercise or exchange of any Common Stock Equivalents issuable upon exercise of such option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such option for which one share of common stock is issuable upon the exercise of any such options or upon conversion, exercise or exchange of any Common Stock Equivalents issuable upon exercise of any such option or otherwise pursuant to the terms thereof. Except as contemplated by the terms of the Certificate of Designation, no further adjustment of the Conversion Price will be made upon the actual issuance of such shares of common stock or of such convertible securities upon the exercise of such options or otherwise pursuant to the terms of or upon the actual issuance of such Common Stock Equivalents.

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Subject to certain exclusions contained in the Certificate of Designation, if the Company in any manner issues or sells any Common Stock Equivalents and the lowest price per share for which one share of common stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Conversion Price, then such share of common stock will be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such convertible securities for such price per share. For purposes of this paragraph only, the “lowest price per share for which one share of common stock is issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof” will be equal to (1) the lower of  (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of common stock upon the issuance or sale of the Common Stock Equivalent and upon conversion, exercise or exchange of such convertible security or otherwise pursuant to the terms thereof and (y) the lowest conversion price set forth in such convertible security for which one share of common stock is issuable upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Common Stock Equivalent (or any other person) upon the issuance or sale of such Common Stock Equivalent plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Common Stock Equivalent (or any other person). Except as contemplated by the terms of the Certificate of Designation, no further adjustment of the Conversion Price will be made upon the actual issuance of such shares of common stock upon conversion, exercise or exchange of such Common Stock Equivalents or otherwise pursuant to the terms thereof, and if any such issuance or sale of such Common Stock Equivalents is made upon exercise of any options for which adjustment of the Conversion Price has been or is to be made, except as contemplated by the terms of the Certificate of Designation, no further adjustment of the Conversion Price will be made by reason of such issuance or sale.

If the purchase or exercise price provided for in any options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any convertible securities, or the rate at which any convertible securities are convertible into or exercisable or exchangeable for shares of common stock increases or decreases at any time (other than proportional changes in conversion or exercise prices, as applicable, in connection with stock dividends, splits or combination of outstanding common stock) the Conversion Price in effect at the time of such increase or decrease will be adjusted to the Conversion Price which would have been in effect at such time had such options or convertible securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. If the terms of any option or convertible security that was outstanding as of the date of issuance of the Preferred Stock and related Warrants are increased or decreased in the manner described in the immediately preceding sentence, then such option or convertible security and the shares of common stock deemed issuable upon exercise, conversion or exchange thereof will be deemed to have been issued as of the date of such increase or decrease. No adjustment will be made if such adjustment would result in an increase of the Conversion Price then in effect.

If any option and/or convertible security and/or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by the holder of Preferred Stock, the “Primary Security”, and such option and/or convertible security and/or Adjustment Right (as defined below), the “Secondary Securities” and together with the Primary Security, each a “unit”), together comprising one integrated transaction, the aggregate consideration per share of common stock with respect to such Primary Security will be deemed to be the lower of  (x) the purchase price of such unit, (y) if such Primary Security is an option and/or convertible security, the lowest price per share for which one share of common stock is at any time issuable upon the exercise or conversion of the Primary Security in accordance with the paragraphs above and (z) the lowest volume-weighted average price of the common stock on any trading day during the four trading day period immediately following the public announcement of such dilutive issuance. If any shares of common stock, options or convertible securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount of consideration received by the Company therefor. If any shares of common stock, options or convertible securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the volume-weighted average prices of such security for each of the five (5) trading days immediately preceding the date of receipt. If any shares of common stock, options or convertible securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of common stock, options or convertible securities (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five trading days after the tenth day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the holder.

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“Adjustment Right” means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale in accordance with the paragraph above) of shares of common stock that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

In addition, holders of Preferred Stock may be eligible to elect an alternative price in the event we issue certain variable price securities.

Liquidation; Dividends; Repurchases.

In the event of a liquidation, the holders of Series B Preferred Stock are entitled to participate on an as-converted-to-common stock basis with holders of the common stock in any distribution of assets of the Company to the holders of the common stock. Additionally, we will not pay any dividends on shares of common stock (other than dividends in the form of common stock) unless and until such time as we pay dividends on each Series B Preferred Share on an as-converted basis. Other than as set forth in the previous sentence, no other dividends will be paid on Series B Preferred Stock and we will pay no dividends (other than dividends in the form of common stock) on shares of common stock unless we simultaneously comply with the previous sentence.

Redemption Right.

The Company holds an option to redeem some or all of the Series B Preferred Stock at any time after the six-month anniversary of its issuance date at a 25% premium to the stated value of the Series B Preferred Stock subject to redemption, upon 30 days prior written notice to the holder of the Series B Preferred Stock. The Series B Preferred Stock would be redeemed by the Company for cash.

Fundamental Transactions.

In the event of any fundamental transaction, generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then upon any subsequent conversion of the Series B Preferred Stock, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such conversion immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the Series B Preferred Stock is convertible immediately prior to such event.

Voting Rights.

With certain exceptions, the holders of shares of Series B Preferred Stock have no voting rights. However, as long as any shares of Series B Preferred Stock remain outstanding, we may not, without the affirmative vote of holders of a majority of the then-outstanding Series B Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend the Certificate of Designation, (b) increase the number of authorized shares of Series B Preferred Stock, (c) amend our Certificate of Incorporation or other charter documents in any manner that adversely affects any rights of holders of Series B Preferred Stock disproportionately to the rights of holders of our other capital stock, or (d) enter into any agreement with respect to any of the foregoing.

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Jurisdiction and Waiver of Trial by Jury

Other than with respect to suits, actions or proceedings arising under the federal securities laws, the Certificate of Designation provides for investors to consent to exclusive jurisdiction to courts located in New York, New York and provides for a waiver of the right to a trial by jury. It also provides that disputes are governed by Delaware law.

Series C Preferred Stock.

Our Board of Directors designated 9,440 shares of our preferred stock as Series C Preferred Stock. As of September 30, 2023, there were 50 shares of Series C Preferred stock outstanding which are convertible into 338 shares of our Common Stock.

Conversion. Each share of Preferred Stock will be convertible at our option at any time on or after the first anniversary of the expiration of the Rights Offering or at the option of the holder at any time, into the number of shares of our common stock determined by dividing the $1,000 stated value per share of the Preferred Stock by a conversion price of $148.14 per share. In addition, the conversion price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations or reclassifications. Subject to limited exceptions, a holder of the Preferred Stock will not have the right to convert any portion of the Preferred Stock to the extent that, after giving effect to the conversion, the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to its conversion. A holder of the Preferred Stock, upon notice to the Company, may increase or decrease the beneficial ownership limitation provisions of such holder’s Preferred Stock, provided that in no event shall the limitation exceed 9.99% of the number of shares of our common stock outstanding immediately after giving effect to its conversion. In the event that a conversion is effected at our option, we will exercise such option to convert shares of Preferred Stock on a pro rata basis among all of the holders based on such holders’ shares of Preferred Stock.

Fundamental Transactions. In the event we effect certain mergers, consolidations, sales of substantially all of our assets, tender or exchange offers, reclassifications or share exchanges in which our common stock is effectively converted into or exchanged for other securities, cash or property, we consummate a business combination in which another person acquires 50% of the outstanding shares of our common stock, or any person or group becomes the beneficial owner of 50% of the aggregate ordinary voting power represented by our issued and outstanding common stock, then, upon any subsequent conversion of the Preferred Stock, the holders of the Preferred Stock will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon conversion in full of the Preferred Stock.

Dividends. Holders of Preferred Stock shall be entitled to receive dividends (on an as-if-converted-to-common-stock basis) in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of common stock.

Voting Rights. Except as otherwise provided in the certificate of designation or as otherwise required by law, the Preferred Stock has no voting rights.

Liquidation Preference. Upon our liquidation, dissolution or winding-up, whether voluntary or involuntary, holders of Series C Preferred Stock will be entitled to receive out of our assets, whether capital or surplus, the same amount that a holder of common stock would receive if the Preferred Stock were fully converted (disregarding for such purpose any conversion limitations under the certificate of designation) to common stock, which amounts shall be paid pari passu with all holders of common stock.

Redemption Rights. We are not obligated to redeem or repurchase any shares of Preferred Stock. Shares of Preferred Stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous provisions.

Series D Preferred Stock

Our board of directors designated 4,656 shares of our preferred stock as Series D Preferred Stock. As of September 30, 2023, there were 180 shares of Series D Preferred stock outstanding which are convertible into 11,919 shares of our Common Stock.

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Conversion. Each share of Series D Preferred Stock is convertible at the option of the holder at any time, into the number of shares of our common stock determined by dividing the $1,000 stated value per share of the Preferred Stock by a conversion price of $15.102 per share. In addition, the conversion price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations or reclassifications. Subject to limited exceptions, a holder of the Preferred Stock will not have the right to convert any portion of the Series D Preferred Stock to the extent that, after giving effect to the conversion, the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to its conversion. A holder of the Series D Preferred Stock, upon notice to us, may increase or decrease the beneficial ownership limitation provisions of such holder’s Series D Preferred Stock, provided that in no event shall the limitation exceed 9.99% of the number of shares of our common stock outstanding immediately after giving effect to its conversion.

Fundamental Transactions. In the event we effect certain mergers, consolidations, sales of substantially all of our assets, tender or exchange offers, reclassifications or share exchanges in which our common stock is effectively converted into or exchanged for other securities, cash or property, we consummate a business combination in which another person acquires 50% of the outstanding shares of our common stock, or any person or group becomes the beneficial owner of 50% of the aggregate ordinary voting power represented by our issued and outstanding common stock, then, upon any subsequent conversion of the Series D Preferred Stock, the holders of the Series D Preferred Stock will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon conversion in full of the Series D Preferred Stock.

Dividends. Holders of Preferred Stock shall be entitled to receive dividends (on an as-if-converted-to-common-stock basis) in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of common stock.

Voting Rights. Except as otherwise provided in the certificate of designation or as otherwise required by law, the Series D Preferred Stock has no voting rights.

Liquidation Preference. Upon our liquidation, dissolution or winding-up, whether voluntary or involuntary, holders of Series D Preferred Stock will be entitled to receive out of our assets, whether capital or surplus, the same amount that a holder of common stock would receive if the Series D Preferred Stock were fully converted (disregarding for such purpose any conversion limitations under the certificate of designation) to common stock, which amounts shall be paid pari passu with all holders of common stock.

Redemption Rights. We are not obligated to redeem or repurchase any shares of Series D Preferred Stock. Shares of Series D Preferred Stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous provisions.

Future Preferred Stock.

Our Board of Directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price per share;

●	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

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●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock or other securities of ours, including warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

●	voting rights, if any, of the preferred stock;

●	preemption rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Description of Other Outstanding Securities of the Company

Warrants

As of September 30, 2023, there were 1,244,754 common stock purchase warrants outstanding, which expire between February 2025 and February 2028. Each of these warrants entitles the holder to purchase one share of common stock at prices ranging between $0.5872 and $150 per share. Certain of these warrants has a net exercise provision under which its holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net amount of shares based on the fair market value of our common stock at the time of exercise of the warrant after deduction of the aggregate exercise price. Additionally, certain of these warrants entitle a holder to also effect an “alternative cashless exercise” wherein the holder may surrender a certain number of warrants in return for a lesser number of shares of our common stock on a cashless basis. Each of these warrants also contains provisions for the adjustment of the exercise price and the aggregate number of shares issuable upon the exercise of the warrant in the event of dividends, share splits, reorganizations and reclassifications and consolidations. Certain of these warrants contain a provision requiring a reduction to the exercise price in the event we issue common stock, or securities convertible into or exercisable for common stock, at a price per share lower than the warrant exercise price.

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The holders of certain of these warrants have registration rights, as described in greater detail below.

February 2023 Offering Warrants

On February 7, 2023, we issued a Class C Common Stock Purchase Warrant to purchase up to 2,150,000 shares of Common Stock (the “Class C Warrants”) and a Class D Common Stock Purchase Warrant to purchase up to 1,075,000 shares of Common Stock (the “Class D Warrants”). The Class C and Class D Warrants are exercisable at a price of $5.60 per share. The Class C Warrants will expire five years from the date of issuance and the Class D Warrants will expire three years from the date of issuance. In addition, a holder may also effect an “alternative cashless exercise” wherein the aggregate number of shares of common stock issuable in such alternative cashless exercise shall equal the product of (x) the aggregate number of shares of common stock that would be issuable upon exercise of the Class C Warrant or Class D Warrant in accordance with the terms of such warrant if such exercise were by means of a cash exercise rather than a cashless exercise and (y) 0.40 with respect to the Class C Warrant or 0.80 with respect to the Class D Warrant.

The following summary of certain terms and provisions of the Class C Warrants, and Class D Warrants is not complete and is subject to, and qualified in its entirety by the provisions of the form of Class C Warrant, and the form of Class D Warrant, which are filed as exhibits to this registration statement.

Exercisability. The Class C Warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The Class D Warrants are exercisable at any time after their original issuance and at any time up to the date that is three years after their original issuance. Each of the Class C Warrants, Class D Warrants, are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the Class C Warrants or Class D Warrants, under the Securities Act of 1933, as amended (the “Securities Act”) is effective and available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the Class C Warrants, Class D Warrants, under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Class C Warrant or Class D Warrant, through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. We may be required to pay certain amounts as liquidated damages as specified in the warrants in the event we do not deliver shares of common stock upon exercise of the warrants within the time periods specified in the warrants. In addition, a holder may also effect an “alternative cashless exercise.” In such event, the aggregate number of shares of common stock issuable in such alternative cashless exercise shall equal the product of (x) the aggregate number of shares of common stock that would be issuable upon exercise of the Class C Warrant or Class D Warrant in accordance with the terms of such warrant if such exercise were by means of a cash exercise rather than a cashless exercise and (y) 0.40 with respect to the Class C Warrant or 0.80 with respect to the Class D Warrant. No fractional shares of common stock will be issued in connection with the exercise of a Class C Warrant or Class D Warrant. With respect to any alternative cashless exercise, fractional shares will be rounded down to the nearest whole share.

Fractional Shares. No fractional shares of common stock will be issued in connection with the exercise of a warrant. Other than as described above with respect to alternative cashless exercises, in lieu of fractional shares, we will, at our election, either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Exercise Limitation. A holder will not have the right to exercise any portion of the Class C Warrants, or Class D Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any warrants, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.

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Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the Class C Warrants and the Class D Warrants is $5.60 per share. The exercise price and number of shares of common stock issuable on exercise are subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

Transferability. Subject to applicable laws, the Class C Warrants and Class D Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not intend to list the Class C Warrants or the Class D Warrants on any securities exchange or other trading market. Without an active trading market, the liquidity of these securities will be limited.

Warrant Agent. The Class C Warrants and Class D Warrants are issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, LLC, as warrant agent, and us. The Class C Warrants and Class D Warrants shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of common stock, the holders of the Class C Warrants and Class D Warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction, we or the successor entity, at the request of a holder of Class C Warrants or Class D Warrants, will be obligated to purchase any unexercised portion of such Class C Warrants or Class D Warrants in accordance with the terms of the warrants. Additionally, as more fully described in the warrants, in the event of certain fundamental transactions, the holders of the warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the warrants on the date of consummation of such transaction.

Rights as a Shareholder. Except as otherwise provided in the Class C Warrants and Class D Warrants or by virtue of such holder’s ownership of our shares of common stock, the holder of a Class C Warrant or Class D Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Governing Law. The Class C Warrants, Class D Warrants, and warrant agreement are governed by New York law.

Maxim and Ascendiant February 2023 Warrants

In connection with the February 2023 Offering, the Company issued (i) to Maxim, as the Company’s sole placement agent for the 2023 Offering, 73,100 warrants to purchase shares of the Company’s common stock and (ii) to Ascendiant, as a financial advisor to the Company in the February 2023 Offering, 12,900 warrants to purchase shares of the Company’s common stock (collectively, the “Placement Agent Warrants”). The Placement Agent Warrants will expire on February 7, 2028. The Placement Agent Warrants are exercisable at a price of $6.16 per share, subject to adjustment for stock dividends, distributions, subdivisions, combinations, or reclassifications, and for certain dilutive issuances. Subject to limited exceptions, a holder of the Placement Agent Warrants will not have the right to exercise any portion of the Placement Agent Warrants to the extent that, after giving effect to the exercise, the holder, together with its affiliates, and any other person acting as a group together with the holder or any of its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to its exercise. The holder, upon notice to the Company, may increase or decrease the beneficial ownership limitation provisions of the Placement Agent Warrants, provided that in no event shall the limitation exceed 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise of the Placement Agent Warrants. The Placement Agent Warrants may be exercised as to all or a lesser number of shares of the Company’s common stock and contain certain demand registration rights and unlimited “piggyback” registration rights for a period of five years after February 7, 2023, at the Company’s expense. The Company relied on the exemption from registration available under Section 4(a)(2) of the Securities Act in connection with the issuance of the Dealer Manager Warrants to Maxim and Ascendiant.

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The foregoing description of the Placement Agent Warrants is not complete. For the complete terms of the Placement Agent Warrants, you should refer to the form of Placement Agent Warrant filed as an exhibit to this registration statement.

October 2022 Rights Offering Warrants

On October 17, 2022, we issued 308,321 common stock warrants designated as our “Class A” warrants and 308,321 common stock warrants designated as our “Class B” warrants (collectively the “October 2022 Warrants”) in a rights offering to our stockholders (the “October 2022 Rights Offering”). Each of these warrants entitles the holder to purchase one share of common stock at an exercise price of $0.5872 per share. The Class A Warrants and Class B Warrants have the same terms, except that the Class A Warrants expire five years from the date of issuance and the Class B Warrants expire three years from the date of issuance. The material terms and provisions of the October 2022 Warrants are summarized below. This summary of the October 2022 Warrants is not complete. For the complete terms of the October 2022 Warrants, you should refer to the form of October 2022 Warrant filed as an exhibit to the registration statement of which this prospectus forms a part.

Pursuant to a warrant agency agreement between us and American Stock Transfer & Trust Company, LLC, as warrant agent, the October 2022 Warrants were issued in book-entry form and are represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Exercisability

Each Class A Warrant is exercisable at any time and will expire five years from the date of issuance. Each Class B Warrant is exercisable at any time and will expire three years from the date of issuance. The Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment in full for the number of shares of our common stock purchased upon such exercise, except in the case of a cashless exercise as discussed below. The number of shares of common stock issuable upon exercise of the Warrants is subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the common stock. If we effect a merger, consolidation, sale of substantially all of our assets, or other similar transaction, then, upon any subsequent exercise of a Warrants, the Warrant holder will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon exercise in full of the Warrant.

Cashless Exercise

If at any time there is no effective registration statement registering, or the prospectus contained therein is not available for issuance of, the shares issuable upon exercise of the warrant, the holder may exercise the warrant on a cashless basis. When exercised on a cashless basis, a portion of the warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our common stock purchasable upon such exercise.

Exercise Price

Each warrant represents the right to purchase one share of common stock at an exercise price equal to the Conversion Price. In addition, the exercise price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations, or reclassifications, and for certain dilutive issuances. The exercise price is also subject to adjustment in the event that we sell, issue, or grant any option to purchase, or sell or issue any right to reprice, or otherwise dispose of or issue (or enter into any agreement relating to the offer, sale, grant or any option to purchase or other disposition) any common stock or convertible securities (as defined in the warrants), at an effective price per share less than the exercise price then in effect. In addition, if at any time there occurs a stock dividend, distribution, subdivision, combination, or reclassification and the volume weighted average price of the shares of common stock for the five trading days following such event is less than the exercise price then in effect (after giving effect to the adjustment of the exercise price pursuant to such event under the terms of the Warrants), then on the fifth trading day following such event, the exercise price shall be reduced to the volume weighted average price of the shares of common stock for the five trading days following such event.

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Subject to limited exceptions, a holder of warrants will not have the right to exercise any portion of the warrant to the extent that, after giving effect to the exercise, the holder, together with its affiliates, and any other person acting as a group together with the holder or any of its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to its exercise. The holder, upon notice to us, may increase or decrease the beneficial ownership limitation provisions of the warrant, provided that in no event shall the limitation exceed 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise of the warrant.

Transferability

Subject to applicable laws and restrictions, a holder may transfer a warrant upon surrender of the warrant to us with a completed and signed assignment in the form attached to the warrant. The transferring holder will be responsible for any tax that liability that may arise as a result of the transfer.

No Market

There is no public trading market for the October 2022 Warrants and they will not be listed for trading on Nasdaq or any other securities exchange or market.

Rights as Stockholder

Except as set forth in the October 2022 Warrants, the holder of an October 2022 Warrant, solely in such holder’s capacity as a holder of such warrant, will not be entitled to vote, to receive dividends, or to any of the other rights of our stockholders.

Amendments and Waivers

The provisions of each October 2022 Warrant may be modified or amended or the provisions thereof waived with the written consent of us and the holder.

The October 2022 Warrants were issued pursuant to a warrant agent agreement by and between us and America Stock Transfer & Trust Company, the warrant agent.

Maxim and Ascendiant October 2022 Warrants

In connection with the October 2022 Rights Offering, the Company issued (i) to Maxim, as the dealer-manager in the October 2022 Rights Offering, 10,483 warrants to purchase shares of the Company’s common stock and (ii) to Ascendiant, as a financial advisor to the Company in the October 2022 Rights Offering, 1,850 warrants to purchase shares of the Company’s common stock (collectively, the “Dealer Manager Warrants”). The Dealer Manager Warrants are non-exercisable for 6 months from October 17, 2022 and will expire on September 23, 2027. The Dealer Manager Warrants will be exercisable at a price of $16.61 per share, subject to adjustment for stock dividends, distributions, subdivisions, combinations, or reclassifications, and for certain dilutive issuances. Subject to limited exceptions, a holder of the Dealer Manager Warrants will not have the right to exercise any portion of the Dealer Manager Warrants to the extent that, after giving effect to the exercise, the holder, together with its affiliates, and any other person acting as a group together with the holder or any of its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to its exercise. The holder, upon notice to the Company, may increase or decrease the beneficial ownership limitation provisions of the Dealer Manager Warrants, provided that in no event shall the limitation exceed 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise of the Dealer Manager Warrants. In addition, the Dealer Manager Warrants shall not be redeemable and may not be sold, transferred, assigned, pledged or hypothecated or be the subject of any hedging, short sale, derivative, put, or call transaction for a period of 180 days following September 23, 2022, except that they may be assigned, in whole or in part, to any officer or partner of Maxim (or to Ascendiant). The Dealer Manager Warrants may be exercised as to all or a lesser number of shares of the Company’s common stock, and contain unlimited “piggyback” registration rights for a period of five years after September 23, 2022, at the Company’s expense. The Company relied on the exemption from registration available under Section 4(a)(2) of the Securities Act in connection with the issuance of the Dealer Manager Warrants to Maxim and Ascendiant.

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The foregoing description of the Dealer Manager Warrants is not complete. For the complete terms of the Dealer Manager Warrants, you should refer to the form of Dealer Manager Warrant filed as an exhibit to the registration statement of which this prospectus forms a part.

February 2020 Rights Offering Warrants

On February 6, 2020, we issued 63,720 common stock warrants (the “February 2020 Warrants”) in a rights offering to our stockholders. The material terms and provisions of the February 2020 Warrants are summarized below. This summary of the February 2020 Warrants is not complete. For the complete terms of the February 2020 Warrants, you should refer to the form of February 2020 Warrant filed as an exhibit to the registration statement of which this prospectus forms a part.

Pursuant to a warrant agency agreement between us and American Stock Transfer & Trust Company, LLC, as warrant agent, the February 2020 Warrants were issued in book-entry form and are represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Exercisability. Each February 2020 Warrant became exercisable at the time of issuance and will expire five years from their issuance date. The February 2020 Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment in full for the number of shares of our common stock purchased upon such exercise, except in the case of a cashless exercise as discussed below. The number of shares of common stock issuable upon exercise of the February 2020 Warrants is subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the common stock. If we effect a merger, consolidation, sale of substantially all of our assets, or other similar transaction, then, upon any subsequent exercise of a February 2020 Warrant, the February 2020 Warrant holder will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon exercise in full of the February 2020 Warrant.

Cashless Exercise. After the earlier of (a) the date that is 30 days after the initial exercise date of the February 2020 Warrants or (b) such trading day that the aggregate volume of shares of common stock sold since the expiration of the Offering exceeds three times the number of shares of common stock and common stock equivalents sold in the Offering, the holder shall be permitted to exercise the February 2020 Warrant, on a cashless basis, regardless of the then applicable trading price of the common stock on Nasdaq, for an aggregate number of shares of common stock equal to the product of (i) the aggregate number of shares of common stock that would be issuable upon exercise of the Warrant if such exercise were by means of a cash exercise and (ii) 0.70.

Additionally, if at any time there is no effective registration statement registering, or the prospectus contained therein is not available for issuance of, the shares issuable upon exercise of the warrant, the holder may exercise the warrant on a cashless basis, in which a portion of the warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our common stock purchasable upon such exercise.

Exercise Price. Each February 2020 Warrant represents the right to purchase one share of common stock at an exercise price of $150 per share. In addition, the exercise price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations, or reclassifications, and for certain dilutive issuances. Subject to limited exceptions, a holder of warrants will not have the right to exercise any portion of the warrant to the extent that, after giving effect to the exercise, the holder, together with its affiliates, and any other person acting as a group together with the holder or any of its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to its exercise. The holder, upon notice to the Company, may increase or decrease the beneficial ownership limitation provisions of the warrant, provided that in no event shall the limitation exceed 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise of the warrant.

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Fundamental Transactions. In the event we consummate a merger or consolidation with or into another person or other reorganization event in which our shares of common stock are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquires 50% or more of our outstanding shares of common stock, referred to as a fundamental transaction, then following such event, the holders will have the option, which may be exercised within 30 days after the consummation of the fundamental transaction, to require the Company or the successor entity purchase the Warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes value of the remaining unexercised portion of the warrant on the date of the consummation of the fundamental transaction. However, if the fundamental transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, the holder will only be entitled to receive from the Company or any successor entity, as of the date of consummation of such fundamental transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of the Warrant, that is being offered and paid to the holders of common stock of the Company in connection with the fundamental transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of common stock are given the choice to receive from among alternative forms of consideration in connection with the fundamental transaction.

Transferability. Subject to applicable laws and restrictions, a holder may transfer a warrant upon surrender of the warrant to us with a completed and signed assignment in the form attached to the warrant. The transferring holder will be responsible for any tax that liability that may arise as a result of the transfer.

No Market. There is no public trading market for the February 2020 Warrants, and they are not listed for trading on Nasdaq or any other securities exchange or market.

Rights as Stockholder. Except as set forth in the February 2020 Warrants, the holder of a warrant, solely in such holder’s capacity as a holder of a February 2020 Warrant, will not be entitled to vote, to receive dividends, or to any of the other rights of our stockholders.

Redemption Rights. We may redeem the warrants for $0.01 per warrant if our common stock closes above $8.00 per share for ten consecutive trading days, provided that we may not do so prior to the first anniversary of expiration of the Rights Offering.

Amendments and Waivers. The provisions of each February 2020 Warrant may be modified or amended or the provisions thereof waived with the written consent of us and the holder.

Maxim and Ascendiant February 2020 Warrants

Also on February 6, 2020, in connection with a rights offering, we issued 2,039 common stock warrants (the “Maxim Warrants”) to Maxim, as the dealer manager in such rights offering, and 510 common stock warrants (the “Ascendiant Warrants”) to Ascendiant, as a financial advisor to us in such rights offering. The Maxim Warrants and Ascendiant Warrants have the same material terms as the February 2020 Warrants, except as described below.

The Maxim Warrants and Ascendiant Warrants became exercisable 6 months from February 6, 2020 and will expire on January 17, 2025. The Maxim Warrants and Ascendiant Warrants are exercisable at a price of $162.95 per share, subject to adjustment for stock dividends, distributions, subdivisions, combinations, or reclassifications, and for certain dilutive issuances. Subject to limited exceptions, a holder of the Maxim Warrants and Ascendiant Warrants will not have the right to exercise any portion of such warrant to the extent that, after giving effect to the exercise, the holder, together with its affiliates, and any other person acting as a group together with the holder or any of its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to its exercise. The holder, upon notice to us, may increase or decrease the beneficial ownership limitation provisions of the warrant, provided that in no event shall the limitation exceed 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise of the warrant.

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The Maxim Warrants and Ascendiant Warrants contain the same provisions regarding fundamental transactions as those contained in the February 2020 Warrants, except that the Maxim Warrants and Ascendiant Warrants do not provide the holders thereof with the option to require us, or a successor entity, to pay an amount equal to the Black Scholes value of the warrants in the event of certain fundamental transactions.

The Maxim Warrants and Ascendiant Warrants are not redeemable. The Maxim Warrants and Ascendiant Warrants contain unlimited “piggyback” registration rights for a period of five years after February 6, 2020 (but not longer than 7 years from January 17, 2020) at our expense, subject to certain exceptions. We relied on the exemption from registration available under Section 4(a)(2) of the Securities Act in connection with the issuance of the warrants to Maxim and Ascendiant.

This summary of the Maxim Warrants and Ascendiant Warrants is not complete. For the complete terms of the Maxim Warrants and Ascendiant Warrants, you should refer to the form of Maxim Warrants and Ascendiant Warrants filed as an exhibit to the registration statement of which this prospectus forms a part.

Effects of Anti-Takeover Provisions of Our Restated Certificate of Incorporation, Our Amended and Restated Bylaws and Delaware Law

The provisions of (1) Delaware law, (2) our Restated Certificate of Incorporation and (3) our Amended and Restated Bylaws discussed below could discourage or make it more difficult to prevail in a proxy contest or effect other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by the Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change in control of our company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. These provisions also are intended to discourage certain tactics that may be used in proxy fights. These provisions also may have the effect of preventing changes in our management.

Delaware Statutory Business Combinations Provision. We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation’s voting stock.

Classified Board of Directors; Appointment of Directors to Fill Vacancies; Removal of Directors for Cause. Our Restated Certificate of Incorporation provides that our Board of Directors will be divided into three classes as nearly equal in number as possible. Each year the stockholders will elect the members of one of the three classes to a three-year term of office. All directors elected to our classified Board of Directors will serve until the election and qualification of their respective successors or their earlier resignation or removal. The Board of Directors is authorized to create new directorships and to fill any positions so created and is permitted to specify the class to which any new position is assigned. The person filling any of these positions would serve for the term applicable to that class. The Board of Directors (or its remaining members, even if less than a quorum) is also empowered to fill vacancies on the Board of Directors occurring for any reason for the remainder of the term of the class of directors in which the vacancy occurred. Members of the Board of Directors may only be removed for cause and only by the affirmative vote of holders of at least 80% of our outstanding voting stock. These provisions are likely to increase the time required for stockholders to change the composition of the Board of Directors. For example, in general, at least two annual meetings will be necessary for stockholders to effect a change in a majority of the members of the Board of Directors.

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Authorization of Blank Check Preferred Stock. Our Restated Certificate of Incorporation provides that our Board of Directors is authorized to issue, without stockholder approval, blank check preferred stock. Blank check preferred stock can operate as a defensive measure known as a “poison pill” by diluting the stock ownership of a potential hostile acquirer to prevent an acquisition that is not approved by our Board of Directors.

Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors. Our Amended and Restated Bylaws provide that, for nominations to the Board of Directors or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice of the proposal in writing to our Secretary. For an annual meeting, a stockholder’s notice generally must be delivered not less than 90 days nor more than 120 days prior to the anniversary of the mailing date of the proxy statement for the previous year’s annual meeting. For a special meeting, the notice must generally be delivered no less than 60 days nor more than 90 days prior to the special meeting or ten days following the day on which public announcement of the meeting is first made. Detailed requirements as to the form of the notice and information required in the notice are specified in our Amended and Restated Bylaws. If it is determined that business was not properly brought before a meeting in accordance with our bylaw provisions, this business will not be conducted at the meeting.

Special Meetings of Stockholders. Special meetings of the stockholders may be called only by our Board of Directors pursuant to a resolution adopted by a majority of the total number of directors.

No Stockholder Action by Written Consent. Our Restated Certificate of Incorporation does not permit our stockholders to act by written consent. As a result, any action to be effected by our stockholders must be effected at a duly called annual or special meeting of the stockholders.

Super-Majority Stockholder Vote required for Certain Actions. The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless the corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our Restated Certificate of Incorporation requires the affirmative vote of the holders of at least 80% of our outstanding voting stock to amend or repeal any of the provisions discussed in this section of this prospectus entitled “Effect of Anti-Takeover Provisions of Our Restated Certificate of Incorporation, Our Amended and Restated Bylaws and Delaware Law” or to reduce the number of authorized shares of common stock or preferred stock. This 80% stockholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any preferred stock that might then be outstanding. A 80% vote is also required for any amendment to, or repeal of, our Amended and Restated Bylaws by the stockholders. Our Amended and Restated Bylaws may be amended or repealed by a simple majority vote of the Board of Directors.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our Board of Directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the Board of Directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Delaware General Corporation Law and subject to any limitations set forth in our certificate of incorporation. The purpose of authorizing the Board of Directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from acquiring, a majority of our outstanding voting stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and certain of our warrants is American Stock Transfer and Trust Company, LLC. The transfer agent and the registrar’s address is 59 Maiden Lane, New York, New York 10038.

Stock Market Listing

Our common stock is listed on The NASDAQ Capital Market under the symbol “SINT”.

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DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may offer using this prospectus and the related indenture. This section is only a summary and does not purport to be complete. You must look to the relevant form of debt security and the related indenture for a full understanding of all terms of any series of debt securities. The form of debt security and the related indenture have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into our common shares or preferred shares. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates. While the terms we have summarized herein will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless otherwise mentioned or unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures thereto that specify the terms of a particular series of debt securities.

We will issue the debt securities under an indenture that we will enter into with the trustee named in the indenture. The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the forms of indentures as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indentures is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indentures do not limit the amount of debt securities that we may issue. They provide that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indentures, the terms of the indentures do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indentures as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

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●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, or subordinated debt;

●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund, mandatory redemption or analogous provisions or otherwise, to repurchase, at the holder’s option, the series of debt securities;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

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●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the applicable indenture;

●	additions to or changes in the provisions relating to the modification of the applicable indenture both with and without the consent of holders of debt securities issued under the applicable indenture;

●	the currency or currencies, including composite currencies, in which payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

●	any restrictions on transfer, sale or assignment of the debt securities of the series;

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the applicable indenture, and any terms that may be required by us or advisable under applicable laws or regulations;

●	the subordination terms of the debt securities of the series, if any.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indentures

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

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●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, of such series of debt securities due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indentures. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

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Modification of Indenture; Waiver

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

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Discharge

The indentures provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the applicable indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the applicable indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

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If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange of any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities, and any claim, controversy or dispute arising under or related to the indenture or the debt securities, will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

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DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase shares of common stock, shares of preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or together with shares of common stock, shares of preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of warrant document or agreement that describes the terms of the particular warrants we are offering before the issuance of the related warrants. The following summaries of material provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the warrant document or agreement applicable to particular warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular warrants that we sell under this prospectus, as well as the complete warrant document or agreement that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to the warrants, including, if applicable:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase shares of common stock or shares of preferred stock, the number of shares of common stock or shares of preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	material United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

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Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase shares of common stock or shares of preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the warrant agreement or documents and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant documents properly completed and duly executed at the office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

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DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock, preferred stock, or warrants in one or more series. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which the underwriters will purchase any of the offered securities remaining unsubscribed after the expiration of the rights offering. In connection with a rights offering to our shareholders, we will distribute certificates evidencing the rights and an applicable prospectus supplement to our shareholders on the record date that we set for receiving rights in the rights offering. An applicable prospectus supplement will describe the following terms of rights in respect of which this prospectus is being delivered:

●	the title of the rights;

●	the securities for which the rights are exercisable;

●	the exercise price for the rights;

●	the date of determining the security holders entitled to the rights distribution;

●	the number of the rights issued to each security holder;

●	the extent to which the rights are transferable;

●	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the rights;

●	the date on which the right to exercise the rights shall commence, and the date on which the rights shall expire (subject to any extension);

●	the conditions to completion of the rights offering;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;

●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and

●	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

Each right will entitle the holder to purchase for cash the amount of securities, at the exercise price. Rights may be exercised at any time up to the close of business on the expiration date of the rights. After the close of business on the expiration date, all unexercised rights will become void. The manner in which rights may be exercised will be described in an applicable prospectus supplement. We may, but we will not be required to, permit the exercise of rights through the delivery of a notice of guaranteed delivery from a bank, a trust company, or a New York Stock Exchange member guaranteeing delivery of (1) payment of the exercise price for the securities for which the rights are being exercised, and (2) a properly completed and executed rights certificate. The notice of guaranteed delivery must be received by the rights agent before the expiration of the rights, and the rights agent will not honor a notice of guaranteed delivery unless a properly completed and executed rights certificate and full payment for the securities being purchased are received by the rights agent by the close of business on the third business day after the expiration time of the rights. Upon receipt of payment and the proper completion and due execution of the rights certificate at the designated office of the rights agent or any other office indicated in an applicable prospectus supplement, we or the transfer agent will forward, as soon as practicable, the securities purchased through the exercise of the rights. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of the methods, including pursuant to standby underwriting arrangements, as set forth in an applicable prospectus supplement.

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DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the units we are offering, and any supplemental agreements, before the issuance of the related units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to particular units. We urge you to read the applicable prospectus supplements related to the particular units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock, warrants and rights, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit and to any shares of common, shares of preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, directly to one or more purchasers, or through any combination of these methods. The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

We may issue securities to other companies or their security holders to acquire those companies or equity interests in those companies, or to acquire assets of those companies, through mergers or consolidations with us or any of our subsidiaries, or through the exchange of our securities for securities of the other companies, or through the exchange of assets of other companies for our securities, or through similar transactions. We may also issue securities to third parties to acquire patents or other intellectual property or licenses or similar rights to use patents or other intellectual property.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters or dealers, if any;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

By Underwriters

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

By Dealers

If a dealer is utilized in the sale of any securities offered by this prospectus, we will sell those securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the applicable prospectus supplement.

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By Agents

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

By Direct Sales

We may also directly sell securities offered by this prospectus. In this case, no underwriters or agents would be involved. We will describe the terms of those sales in the applicable prospectus supplement.

Electronic Auctions

We also may make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of the securities, you will want to pay particular attention to the description of that system we will provide in an applicable prospectus supplement.

The electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which the securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.

Upon completion of the electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Underwriters, dealers and agents that participate in the distribution of the securities offered by this prospectus may be deemed underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

We may authorize agents, dealers or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Some or all of the securities we offer, other than shares of common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

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We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties in such sale transactions will be identified in the applicable prospectus supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional securities in this offering described above. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing securities in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market, as compared to the price at which they may purchase securities through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the securities that could adversely affect investors who purchase securities in this offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

Any underwriters who are qualified market makers on The NASDAQ Capital Market may engage in passive market making transactions in our common stock, preferred stock, warrants, units and debt securities, as applicable, on The NASDAQ Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Similar to other purchase transactions, an underwriter’s purchase to cover the syndicate short sales or to stabilize the market price of our securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of our securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the securities. If such transactions are commenced, they may be discontinued without notice at any time.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

Our common stock is listed on The NASDAQ Capital Market under the symbol “SINT”.

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LEGAL MATTERS

Life Science Law, PC, Salt Lake City, Utah will pass for us upon the validity of the securities being offered by this prospectus. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of SINTX Technologies, Inc., appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, incorporated by reference herein, have been audited by Tanner LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, where our SEC filings are also available. The address of the SEC’s web site is “http://www.sec.gov.” We maintain a website at www.sintx.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the Commission:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

(b)	The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023, June 30, 2023, and September 30, 2023;

(c)	The Company’s Current Reports on Form 8-K filed with the SEC on January 13, 2023, February 9, 2023, October 11, 2023, October 12, 2023, October 20, 2023, and November 7, 2023; and

(d)	The description of the Company’s Common Stock, which is contained in the Registration Statement on Form 8-A, as filed with the SEC on February 7, 2014, as updated by the description of our Common Stock contained in Exhibit 4.18 to our Annual Report on Form 10-K for the year ended December 31, 2022, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than Current Reports furnished under Items 2.02 or 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, and (ii) after the effectiveness of the registration statement but prior to the termination of the offering of the securities covered by this prospectus, excluding, in each case, information deemed furnished and not filed.

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. Requests should be directed to: SINTX Technologies, Inc., Attention: Investor Relations, 1885 West 2100 South, Salt Lake City, Utah 84119 and our telephone number is (801) 839-3500. You may also access the documents incorporated by reference in this prospectus through our website at www.sintx.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

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Shares of Common Stock

PRELIMINARY PROSPECTUS SUPPLEMENT

Maxim Group LLC

        , 2024